UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Under Rule 14a-12

CADRE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CADRE HOLDINGS, INC.
13386 International Pkwy
Jacksonville, FL 32218
April 24, 2025
To Our Stockholders:
On behalf of the Board of Directors of Cadre Holdings, Inc., I cordially invite you to participate in the Annual Meeting of Stockholders to be held on May 30, 2025, at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this year’s annual meeting can be found on page 45. Stockholders will NOT be able to attend the Annual Meeting in-person.
The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.
The Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at https://www.cadre-holdings.com.
REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY.
Cordially,
CADRE HOLDINGS, INC.
Warren B. Kanders
Chief Executive Officer and
Chairman of the
Board of Directors

CADRE HOLDINGS, INC
Notice of Annual Meeting of Stockholders
To Be Held on May 30, 2025
To Our Stockholders:
You are cordially invited to participate in the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Cadre Holdings, Inc. (the “Company” or “Cadre”), which will be held on May 30, 2025, at 10:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:
1.   To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);
3.   To approve and adopt the Cadre Holdings, Inc. Employee Stock Purchase Plan (Proposal 3); and
4.   To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.
Stockholders of record at the close of business on April 14, 2025, are entitled to notice of and to vote at the Meeting.
Our Board of Directors determined to convene and conduct the Meeting, in a virtual-only meeting format via live webcast at https://web.lumiconnect.com/292324971. The virtual format for our Meeting utilizes technology that will provide our stockholders with the same rights and opportunities to participate in the virtual meeting as they would at an in-person meeting. While you will not be able to attend the Meeting in-person at a physical location, as a stockholder of the Company, you will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting. Information on how to participate in this year’s virtual-only meeting can be found on page 45.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 30, 2025: This Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at https://www.cadre-holdings.com.
YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD, TO ENSURE THAT YOUR VOTE IS COUNTED.
By Order of the Board of Directors
Gray Hudkins Secretary
April 24, 2025

CADRE HOLDINGS, INC.
13386 International Pkwy
Jacksonville, FL 32218

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
May 30, 2025
INTRODUCTION
Proxy Solicitation and General Information
This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.0001 per share, of Cadre Holdings, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Cadre,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 30, 2025, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be a virtual-only meeting of stockholders, which will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on page 45. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 24, 2025.
At the Meeting, stockholders will be asked:
1.   To elect the five nominees named in this Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);
3.   To approve and adopt the Cadre Holdings, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan” or “ESPP”) (Proposal 3); and
4.   To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.
The Board of Directors has fixed the close of business on April 14, 2025, as the record date for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting (the “Record Date”). Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.
Proxies and Voting
Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://web.lumiconnect.com/292324971 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, the proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and FOR the approval and adoption of the ESPP (Proposal 3).
Voting
Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.
Our Board of Directors has selected each of Warren B. Kanders and Gianmaria C. Delzanno to serve as “Proxyholders” for the Meeting.
Revocation of Proxy
A stockholder who so desires may change or revoke its previously submitted vote at any time before the Meeting by: (i) delivering written notice to us at Cadre Holdings, Inc., 13386 International Pkwy, Jacksonville, FL 32218, c/o Secretary; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) by voting again by Internet voting options described in this Proxy Statement and the Proxy Card. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Participation in the virtual- only Meeting will not in and of itself constitute a revocation of a proxy.
Voting on Other Matters
The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.
Record Date; Shares Outstanding and Entitled to Vote
Only stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 40,659,585 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, executive officers and stockholders known to us to beneficially own five percent (5%) or more of our common stock.
Quorum; Required Votes
The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.
Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as the election of directors and the approval and adoption of the Employee Stock Purchase Plan. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1 or Proposal 3, which are non-routine matters.
Each share of Cadre common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election of the five nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval and adoption of the Employee Stock Purchase Plan (Proposal 3).
Since the affirmative vote of a plurality of votes cast virtually at the Meeting or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval of Proposal 2, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 2. Since the affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval of Proposal 3, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 3.
An inspector of elections appointed by us will tabulate votes at the Meeting.
Proxy Solicitation; Expenses
Cadre will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.
List of Stockholders
In accordance with the Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 13386 International Pkwy, Jacksonville, FL 32218.
Voting Confidentiality
Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.
Appraisal Rights
Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.
IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT VIRTUALLY AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR PARTICIPATION IN THE VIRTUAL-ONLY MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF YOUR PRIOR VOTE.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS
The following table sets forth, as of April 14, 2025 (the “Table Date”), certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors and nominees, (iii) each of our current “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) set forth in the summary compensation table on page 19 and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Cadre Holdings, Inc., 13386 International Pkwy, Jacksonville, FL 32218.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, such as options that are currently exercisable or exercisable within 60 days of the Table Date.
The beneficial ownership percentages set forth in the table below are based on 40,659,585 shares of common stock issued and outstanding as of the Table Date.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Table Date, and shares of restricted stock that vest within 60 days of the Table Date. However, we did not consider these shares outstanding for the purpose of calculating any other person’s percentage of ownership.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Warren B. Kanders(1)	12,423,511	30.4
Gianmaria C. Delzanno	0	*
William Quigley(2)	71,500	*
Hamish Norton(3)	71,500	*
Deborah A. DeCotis(4)	48,000	*
Brad Williams(5)	207,413	*
Blaine Browers(6)	151,565	*
Directors and Executive Officers as a Group (7 Individuals)(7)	12,973,489	31.5
Five Percent Holders:
FMR LLC(8)	4,530,000	11.1
Blackrock, Inc.(9)	2,574,288	6.3
Greenhouse Funds LLLP(10)	2,495,955	6.1

*
Denotes less than one percent.

(1)
Includes (a) 232,635 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are or will become exercisable within 60 days of the Table Date; (b) 1,305,650 shares of common stock held by Warren B. Kanders Roth IRA, (c) 10,816,192 shares of common stock held by Kanders SAF, LLC, and (d) 23,450 shares of common stock held by Allison Kanders

Roth IRA. The business address for Kanders SAF, LLC is 250 Royal Palm Way, Suite 201, Palm Beach, FL 33480. Of the 12,190,876 shares of common stock included in Mr. Kanders’ beneficial ownership, 3,750,000 shares are pledged as security for loans from financial institutions. Excludes (a) 229,797 options to purchase shares of common stock that are not presently exercisable or exercisable within 60 days of the Table Date, (b) a restricted stock units award of 2,000,000 shares of restricted common stock previously granted to Mr. Kanders under the Company’s 2021 Stock Incentive Plan all of which shall vest if on or before November 8, 2031, the Fair Market Value (as defined in the 2021 Stock Incentive Plan) of the common stock shall have equaled or exceeded $40.00 per share for twenty consecutive trading days; (c) a restricted stock units award of 11,455 shares of restricted common stock granted to Mr. Kanders on March 13, 2023 under the Company’s 2021 Stock Incentive Plan which will vest and become non-forfeitable on March 13, 2026; (d) a restricted stock units award of 22,360 shares of restricted common stock granted to Mr. Kanders on March 18, 2024 under the Company’s 2021 Stock Incentive Plan of which 11,180 shares will vest and become non- forfeitable on each of March 18, 2026 and March 18, 2027, respectively; and (e) a restricted stock award of 37,666 shares of restricted common stock granted to Mr. Kanders on March 13, 2025 under the Company’s 2021 Stock Incentive Plan of which 12,556 shares will vest and become non-forfeitable on March 13, 2026, and 12,555 shares will vest and become non-forfeitable on each of March 13, 2027 and March 13, 2028, respectively.
(2)
Includes 48,000 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are presently exercisable or exercisable within 60 days of the Table Date.

(3)
Includes 48,000 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are presently exercisable or exercisable within 60 days of the Table Date.

(4)
Includes 48,000 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are presently exercisable or exercisable within 60 days of the Table Date.

(5)
Includes 87,623 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are presently exercisable or exercisable within 60 days of the Table Date. Excludes (a) 92,098 options to purchase shares of common stock that are not presently exercisable or exercisable within 60 days of the Table Date, (b) a restricted stock units award of 200,000 shares of restricted common stock previously granted to Mr. Williams under the Company’s 2021 Stock Incentive Plan all of which shall vest if on or before November 8, 2031, both (i) the Fair Market Value (as defined in the 2021 Stock Incentive Plan) of the common stock shall have equaled or exceeded $40.00 per share for twenty consecutive trading days, and (ii) Mr. Williams having being continuously employed by the Company until November 8, 2026; (d) a restricted stock units award of 4,191 shares of restricted common stock granted to Mr. Williams on March 13, 2023 under the Company’s 2021 Stock Incentive Plan which will vest and become non-forfeitable on March 13, 2026; (e) a restricted stock units award of 9,016 shares of restricted common stock granted to Mr. Williams on March 18, 2024 under the Company’s 2021 Stock Incentive Plan of which 4,508 shares will vest and become non-forfeitable on each of March 18, 2026 and March 18, 2027, respectively; and (f) a restricted stock units award of 15,510 shares of restricted common stock granted to Mr. Williams on March 13, 2025 under the Company’s 2021 Stock Incentive Plan of which 5,170 shares will vest and become non-forfeitable on March 13, 2026, March 13, 2027 and March 13, 2028, respectively.

(6)
Includes 66,987 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are presently exercisable or exercisable within 60 days of the Table Date. Excludes (a) 73,391 options to purchase shares of common stock that are not presently exercisable or exercisable within 60 days of the Table Date, (b) a restricted stock units award of 150,000 shares of restricted common stock previously granted to Mr. Browers under the Company’s 2021 Stock Incentive Plan all of which shall vest if on or before November 8, 2031, both (i) the Fair Market Value (as defined in the 2021 Stock Incentive Plan) of the common stock shall have equaled or exceeded $40.00 per share for twenty consecutive trading days, and (ii) Mr. Browers having being continuously employed by the Company until November 8, 2026; (d) a restricted stock units award of 3,393 shares of restricted common stock granted to Mr. Browers on March 13, 2023 under the Company’s 2021 Stock Incentive Plan which will vest and become non-forfeitable on March 13, 2026, respectively; (e) a restricted stock units award of 6,564 shares of restricted common stock granted to Mr. Browers on March 18, 2024 under the Company’s 2021 Stock Incentive Plan of which 3,282 shares will vest and become non-forfeitable on each of March 18, 2026 and March 18, 2027, respectively; and (f) a restricted stock units award of 12,925 shares of restricted common stock granted to Mr. Browers on March 13, 2025 under the Company’s 2021 Stock Incentive Plan of which 4,309 shares will vest and become non-forfeitable on March 18, 2026, and 4,308 shares will vest and become non-forfeitable on each of March 13, 2027 and March 18, 2028, respectively.
(7)
Includes 531,245 options to purchase shares of common stock granted under the Company’s 2021 Stock Incentive Plan that are presently exercisable or exercisable within 60 days of the Table Date. Excludes (a) 2,473,080 shares underlying restricted stock units awards that are not presently issuable or issuable within 60 days of the Table Date, and (b) 395,286 shares underlying stock options that are not presently exercisable or exercisable within 60 days of the Table Date.

(8)
Based solely on a Schedule 13G filed with the SEC on November 12, 2024, 2024, by FMR LLC on its own behalf and on behalf of Abigail P. Johnson (collectively, the “FMR Parties”). Such filing discloses that, as of September 30, 2024: (i) FMR LLC has sole voting power over 4,539,763 shares of common stock and sole dispositive power over 4,530,000 shares of common stock; and (ii) Abigail P. Johnson has sole dispositive power over 4,530,000 shares of common stock. The address for the FMR Parties is 245 Summer Street, Boston, Massachusetts 02210.

(9)
Based solely on a Schedule 13G filed with the SEC on November 8, 2024, by Blackrock, Inc. (“Blackrock”). Such filing discloses that, as of September 30, 2024, Blackrock has sole voting power over 2,505,564 shares of common stock and sole dispositive power over 2,574,288 shares of common stock. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.

(10)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024, by Greenhouse Funds LLLP on its own behalf and on behalf of Greenhouse GP LLC and Joseph Milano (collectively, the “Greenhouse Parties”). Such filing discloses that, as of December 31, 2023, (i) Greenhouse Funds LLLP has shared voting power over 2,149,042 shares of common stock and shared dispositive power over 2,495,955 shares of common stock; (ii) Greenhouse GP LLC has shared voting power over 2,149,042 shares of common stock and shared dispositive power over 2,495,955 shares of common stock; and (iii) Joseph Milano has shared voting power over 2,149,042 shares of common stock and shared dispositive power over 2,495,955 shares of common stock. The address for the Greenhouse Parties is 605 S. Eden St., Suite 250, Baltimore, MD 21231.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors on our Board of Directors be fixed exclusively by the Board of Directors. The number of directors has been fixed at five by the Board of Directors. Our Nominating and Corporate Governance Committee and our Board of Directors have selected the five nominees for directors that are listed in this Proxy Statement for election at the Meeting. Each nominee is currently a member of the Board of Directors.
Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office will continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director or executive officers.
Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the five nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating and Corporate Governance Committee of the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.
When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years.
The age and principal occupation of each person nominated as a director is set forth below:
Warren B. Kanders, 67, has served as our Chief Executive Officer, Chairman and as one of our directors since April 2012. Since June 2002 and December 2002, respectively, Mr. Kanders has served as a director and as Executive Chairman of Clarus Corporation, a NASDAQ listed company focused on the outdoor and consumer industries. From January 1996 until its sale to BAE Systems plc (“BAE Systems”) on July 31, 2007, Mr. Kanders served as the Chairman of the Board of Directors, and from April 2003 as the Chief Executive Officer, of Armor Holdings, Inc. (“Armor Holdings”), formerly a New York Stock Exchange- listed company and a manufacturer and supplier of military vehicles, armored vehicles, and safety and survivability products and systems to the aerospace and defense, public safety, homeland security, and commercial markets. Mr. Kanders received an A.B. degree in Economics from Brown University. Based upon Mr. Kanders’ role as Chief Executive Officer of the Company, service as a chairman and a director of a wide range of other public companies, financial background and education, as well as his extensive investment, capital raising, acquisition and operating expertise, the Company believes that Mr. Kanders has the requisite set of skills to serve as a Board member of the Company.
Gianmaria C. Delzanno, 68, Mr. Delzanno has served as one of our directors since January 2025. Since September 1996, Mr. Delzanno has served as the President of Delzanno & Co. Inc., a firm that he founded, advising domestic and international publicly traded and privately held companies in mergers and acquisitions, as well as providing corporate finance, restructuring, and general advisory and valuation services. From February 1984 to June 1996, Mr. Delzanno worked for the investment bank Schroder Wertheim & Co. Incorporated where he was a director in its Industrial Manufacturing Group, and led transactions including IPOs, M&A, private placements, and debt offerings. Mr. Delzanno also has decades of board of directors’ experience across various industries, with roles as chairman, board member, audit and compensation committee member, including serving from October 2015 to December 2021, on the board of directors of Tempel Steel Company, a family-owned manufacturer of components for electric motors and transformers with operations in the US, Canada, Mexico, China and India. Mr. Delzanno holds an

M.B.A. from Columbia Business School and graduated with a B.S. in Applied Mathematics and Economics from Brown University. Based upon Mr. Delzanno’s extensive financial expertise, board of directors service across many industries, including as a member of the Board’s Compensation Committee (the “Compensation Committee”), Audit Committee (the “Audit Committee”) and as Chairperson of the Nominating/Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), as well as his experience in domestic and international M&A, corporate financing, debt and equity offerings and private equity, the Company believes that Mr. Delzanno has the requisite set of skills to serve as a Board or Board committee member of the Company.
Hamish Norton, 66, has served as one of our directors since October 2012. Since July 2014, Mr. Norton has been the President of Star Bulk Carriers Corp., a NASDAQ listed company focused on global shipping in the dry bulk sector. Mr. Norton has over 28 years of experience as an investment banker advising companies on capital market as well as merger and acquisition matters. Mr. Norton received an A.B. in physics from Harvard College and Ph.D. in physics from the University of Chicago. Based upon Mr. Norton’s education and extensive experience as an investment banker advising companies on capital market as well as merger and acquisition matters, and Mr. Norton’s role as the chairperson of the Compensation Committee and his service on the Nominating and Corporate Governance Committee, the Company believes that Mr. Norton has the requisite set of skills to serve as a Board or Board committee member of the Company.
William Quigley, 64, has served as one of our directors since February 2016 and Chairman of the Audit Committee since March 2016. Since February 2022, Mr. Quigley has served as a director, the chairman of the audit committee, and a member of the nominating governance committee of Workhorse Group Inc., a NASDAQ-listed company focused on original equipment manufacturing and technologies related to electric vehicles. From April 2022 until December 2023, Mr. Quigley served as a director as well as a member of the audit committee and governance committee of ElectraMeccanica Vehicles Corp., a NASDAQ-listed company that designs and manufactures electric vehicles. From June 2016 until August 2021, Mr. Quigley had been the Senior Vice President and Chief Financial Officer of Nexteer Automotive Group Limited. From March 2012 to March 2016, Mr. Quigley was the Executive Vice President and Chief Financial Officer of Dana Holding Corporation and from March 2007 to October 2011 was the Executive Vice President and Chief Financial Officer of Visteon Corporation. Mr. Quigley received a B.A. from Michigan State University and is a Certified Public Accountant. Based upon Mr. Quigley’s role as the Chairman of the Audit Committee, education and extensive financial and accounting experiences, the Company believes that Mr. Quigley has the requisite set of skills to serve as a Board or Board committee member of the Company.
Deborah A. DeCotis, 72, has served as one of our directors since April 2022, and has extensive investment banking, management, oversight and board experience. Ms. DeCotis is a retired managing director at Morgan Stanley & Co., Inc. and held several management and director positions with Morgan Stanley & Co., Inc. from June 1974 until December 2016. Since June 2014, Ms. DeCotis has served as a member of the board of directors of PIMCO Closed-End Funds and since January 2019, has served as its chairperson. Ms. DeCotis served as a director on the Allianz Global Investors Capital LLC — Multi-Fund Board from June 2011 until July 2021. From March 2017 until July 2021, Ms. DeCotis served as a member of the board of directors of Watford Holdings Ltd., formerly a NASDAQ-listed company. From July 2002 until July 2007, Ms. DeCotis served as a member of the board of directors of Armor Holdings, Inc., formerly a New York Stock Exchange-listed company, as well as a member of its audit committee and governance committee. She also served as the executive vice-president for Sotheby Holdings, Inc. from December 1999 until September 2001. She has served as a trustee of Smith College since June 2016 and as chairperson of the Smith College’s Investment Committee since June 2021. Ms. DeCotis previously served as a trustee on the board of Stanford University and also served as co-chair of the Special Projects Committee at Memorial Sloane Kettering Hospital. Ms. DeCotis holds a B.A. in Mathematics from Smith College and an M.B.A. from the Stanford Graduate School of Business, from which she graduated with distinction as a Miller Scholar. Based upon Ms. DeCotis’ extensive senior executive experience in the investment banking industry as well as her significant board and oversight experiences serving as a member of the boards and committees of public as well as private companies, including as a member of the Board’s Compensation Committee, the Company believes that Ms. DeCotis has the requisite set of skills to serve as a Board or Board committee member of the Company.

The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election as directors of the five nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH
OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY
Corporate Governance
Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 as well as the rules of the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”). Based on that review, the Board maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters, a policy on insider trading and a compensation recovery policy. The Company is listed on the NYSE, and therefore, it has modeled its corporate governance practices after the listing requirements of NYSE.
Corporate Governance Guidelines and Documents
The Code of Ethics for Senior Executive Officers and Senior Financial Officers, the Code of Business Conduct and Ethics, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines and, the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees were adopted by Cadre for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Cadre, and promoting compliance with all applicable rules and regulations that apply to Cadre and its officers and directors. These policies are available on our Internet website, at https://www.cadre-holdings.com, under the tab “Governance Documents” within the section called “Governance.” In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Cadre Holdings, Inc., Attention: Secretary, 13386 International Pkwy, Jacksonville, FL 32218.
Board of Directors
Our Board of Directors is currently comprised of the following five members: Warren B. Kanders, Gianmaria C. Delzanno, Hamish Norton, William Quigley, and Deborah A. DeCotis. On January 13, 2025, Nicholas Sokolow notified the Board of Directors of his resignation as a director of the Company, effective as of January 31, 2025.
During fiscal 2024, the Board held 7 meetings, and acted by unanimous written consent in lieu of a meeting 7 times. During fiscal 2024, all of the directors then in office attended at least 75% of the total number of meetings of the full Board of Directors, and all of the directors then in office attended at least 75% of the total number of meetings of the Committees of the Board of Directors on which they served. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. All of the members of our Board of Directors who served as directors during fiscal 2024 attended last year’s virtual Annual Meeting of Stockholders, which was held on May 31, 2024.
Board Leadership Structure
Our Chairman of the Board of Directors is also the chief executive officer of the Company. However, the Company believes that board independence is an important aspect of corporate governance, and four of the remaining members of the Board are therefore independent directors. The Board of Directors believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our Chairman and independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer, Chief Financial Officer, and the independent directors. Gianmaria C. Delzanno is designated as the “lead independent director” of the Company’s Board of Directors. As lead independent director, Mr. Delzanno presides over periodic meetings of our independent directors, serves as a liaison between the Chairman of our Board of Directors and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate. Our independent directors hold executive sessions at which only independent directors are present in connection with regularly scheduled board meetings, over which Mr. Delzanno presides as lead independent director.

Board Role in Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board is charged with overseeing risk management, various committees of the Board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern, which includes, but is not limited to, cybersecurity risks, related mitigation, and other related responses and activities.
Director Independence
The Board of Directors has evaluated each of its directors’ independence from Cadre based on the definition of “independence” established by NYSE and has determined that Messrs. Delzanno, Norton, and Quigley, as well as Ms. DeCotis, are independent directors, constituting a majority of the Board of Directors.
The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has further determined that each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” under applicable NYSE rules.
In its review of each director’s or nominee’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships currently exist or existed during the past year between each director or nominee and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates.
During fiscal 2024, the independent members of the Board did not hold any formal meetings, but engaged in numerous informal discussions, including, without limitation, at executive sessions at which only independent directors are present in connection with regularly scheduled board meetings.
Communications with Directors
Any stockholder or other interested party wishing to communicate with the Board as a whole, the non- employee directors or an individual director should write to “Board of Directors,” “Non-Employee Directors” or the individual director in care of the Secretary at 13386 International Pkwy, Jacksonville, FL 32218. Communications from stockholders or other interested parties addressed in this fashion will be sent directly to the Board, the non-employee directors or the individual director, as applicable.
Complaint Procedures
Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Cadre Holdings, Inc., Attention: Chairman of the Audit Committee, 13386 International Pkwy, Jacksonville, FL 32218. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”
Audit Committee
The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent registered public accounting firm (“independent auditors”); (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the Audit Committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal and operational risks. The committee also prepares the Audit Committee report required by the rules of the U.S. Securities and Exchange Commission (the “SEC”), which is included in this Proxy Statement on page 17.
Our Audit Committee is currently comprised of Messrs. Quigley, Delzanno and Norton, with Mr. Quigley serving as the Chairman. All of the members of our Audit Committee were determined by the Board of Directors to be independent of Cadre based on NYSE’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements. The Board of Directors has determined that Mr. Quigley qualifies as an audit committee financial expert (as such term is defined under the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated thereunder).
The duties of the Audit Committee of our Board of Directors, which are specified in the charter of the Audit Committee, include but are not limited to:
•
Recommending to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K and whether the quarterly financial statements should be included in the Company’s Quarterly Report on Form 10-Q.

•
Discussing and reviewing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

•
Discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•
Discussing with the independent auditor any difficulties encountered in the course of the audit work.

•
Reviewing disclosures made to the Audit Committee by the Company’s CEO and principal financial officer during their certification process for Annual Reports and Quarterly Reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein.

•
Obtaining and reviewing a report from the independent auditor at least annually.

•
Evaluating the qualifications, performance and independence of the independent auditor.

•
Ensuring the rotation of the audit partners as required by law.

•
Setting clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor, accounting for the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company.

•
Reviewing the significant reports to management prepared by the internal auditing department and management’s responses, and reporting to the full Board any issues that arise with respect to the performance of the internal audit function.

•
Reviewing reports and disclosures of insider and affiliated party transactions.

•
Discussing with the Company’s legal counsel matters that may have a material impact on the financial statements or the Company’s compliance policies.

•
Conducting an annual review, in conjunction with the Company’s management and advisors, information technology, and security systems personnel, to assess significant cybersecurity, data and privacy related risks to which the Company may be exposed in order to evaluate the potential effect these threats pose on the Company’s business, financial performance, operations, data integrity, and reputation.

•
Pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed, and establishing policies and procedures for the pre-approval of permitted services by the independent auditor or other registered public accounting firms on an on-going basis.
•
Conducting an annual assessment of the Company’s policies and procedures aimed at monitoring, detecting, mitigating, and resolving such cybersecurity related threats.

During fiscal 2024, the Audit Committee held 15 meetings, acted by unanimous written consent one time in lieu of a meeting and also held numerous informal discussions. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on our Internet website, at https://cadre-holdings.com/, under the tab “Governance Documents” within the section called “Governance.”
Compensation Committee
The Compensation Committee is responsible for, among other matters, reviewing key employee compensation goals, policies, plans and programs; reviewing and approving the compensation of our chief executive officer and other executive officers; reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and administering our stock plans and other incentive compensation plans. Pursuant to the Compensation Committee’s charter (a copy of which is available on our Internet website, at https://cadre-holdings.com/, under the tab “Governance Documents” within the section called “Governance”), the Compensation Committee’s authority generally includes, among other things, the authority to do each of the following:
•
To review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation.

•
To review at least annually the compensation of non-senior management employees as the Committee determines to be appropriate (including any awards under any equity-based compensation or non- equity-based incentive compensation plan of the Company and any material perquisites).

•
To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•
To assist the Board of Directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans.

•
To produce the compensation committee report on executive compensation to be included in the Company’s Proxy Statement.

•
To review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate.
Our Compensation Committee is currently comprised of Messrs. Norton and Delzanno and Ms. DeCotis, with Mr. Norton serving as the Chairman, each of whom were determined by the Board of Directors to be independent of the Company based on NYSE’s definition of “independence”. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2024, the Compensation Committee held meetings 3 times, and also held numerous informal discussions.
Nominating and Corporate Governance Committee
The purpose of the Nominating and Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Cadre’s corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NYSE listing requirements. The Nominating and Corporate

Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board, and by senior management. The Nominating and Corporate Governance Committee will also consider nominees recommended by stockholders. Information with respect to a proposed nominee should be forwarded to Cadre Holdings, Inc., Attention: Secretary, at 13386 International Pkwy, Jacksonville, FL 32218, and upon receipt, the Secretary will submit them to the Nominating and Corporate Governance Committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.
The Nominating and Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee’s policy is to evaluate nominees recommended by stockholders, by other individuals and by third-party search firms in the same manner, as follows: the Nominating and Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board vacancy occurs or is anticipated, the Nominating and Corporate Governance Committee determines which of the qualified candidates, if any, to interview, based on the current needs of the Board of Directors and the Company; and members of the Nominating and Corporate Governance Committee meet with these selected individuals. If, after such meetings, the Nominating and Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board. The Board then determines whether to select the individual as a director-nominee.
Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Delzanno and Norton, with Mr. Delzanno serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NYSE’s definition of “independence. The Nominating and Corporate Governance Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2024, the Nominating and Corporate Governance Committee met twice, acted by unanimous written consent in lieu of a meeting 2 times, and also held numerous informal discussions. A copy of the Nominating and Corporate Governance Committee’s Charter is available on our Internet website, at https://cadre-holdings.com/, under the tab “Governance Documents” within the section called “Governance.”
Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating and Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board of Directors.
Director Summary Compensation Table
The following table summarizes the compensation earned by our serving non-employee directors for the fiscal year ended December 31, 2024:
Our board of directors’ compensation program is designed to align compensation with Cadre’s business objectives and the creation of stockholder value, while enabling Cadre to attract, retain, incentivize and reward directors who contribute to the long-term success of Cadre. Regarding expenses, Cadre’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Nicholas Sokolow	95,000	—	161,600(2)	—	—	1,100	257,700
William Quigley	92,500	—	161,600(3)	—	—	951	255,501
Hamish Norton	80,000	—	161,600(4)	—	—	—	241,600
Deborah A. DeCotis	65,000	—	161,600(5)	—	—	—	226,600

*
“All Other Compensation” related to travel reimbursement for the applicable members of the Board.

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2024.

(2)
Mr. Sokolow’s option awards consist of the grant of 16,000 options on March 18, 2024, valued at $10.10 and which fully vested on December 31, 2024.

(3)
Mr. Quigley’s option awards consist of the grant of 16,000 options on March 18, 2024, valued at $10.10 and which fully vested on December 31, 2024.

(4)
Mr. Norton’s option awards consist of the grant of 16,000 options on March 18, 2024, valued at $10.10 and which fully vested on December 31, 2024.

(5)
Ms. DeCotis’s option awards consist of the grant of 16,000 options on March 18, 2024, valued at $10.10 and which fully vested on December 31, 2024.

Discussion of Director Compensation
We pay three primary components of compensation to our non-management directors: an annual cash retainer, committee chairman fees, and equity awards, generally comprising of stock equity awards such as stock options. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board of Directors and its committees as well as the skill level required by the Company of members of the Board of Directors and the need to continue to attract highly qualified candidates to serve on our Board of Directors. Director compensation arrangements are reviewed annually to maintain such standards.
In 2024, members of our Board of Directors were compensated as follows: (i) all non-employee directors serving on the Board of Directors each received an annual stock option grant in March 2024 of 16,000 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in four equal consecutive quarterly tranches; (ii) all non-employee directors serving on the Board of Directors received an annual payment of $65,000, payable in equal quarterly installments, in consideration for their services on the Board; (iii) Mr. Sokolow, the lead independent director of the Board of Directors, received an additional annual payment of $30,000, payable in four equal consecutive quarterly tranches, in consideration of his service as the lead independent director of the Board of Directors; (iv) Mr. Quigley received an additional annual payment of $27,500, payable in four equal consecutive quarterly tranches, in consideration for his service as the chairman of the Board of Directors’ Audit Committee; and (v) Mr. Norton received an additional annual payment of $15,000, payable in four equal consecutive quarterly tranches, in consideration for his service as the chairman of the Board of Directors’ Compensation Committee.
In 2024, our current employee director, Mr. Kanders, was compensated pursuant to his employment agreement (which is described below under the heading “Employment Agreements”).

Insider Trading Policy
The Company has an Insider Trading Policy governing the purchase, sale and other dispositions of its securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and New York Stock Exchange listing standards. A copy of the Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Involvement in Certain Legal Proceedings
No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Anti-Hedging Policy
Our insider trading policy provides that Company Insiders and Covered Persons (each as defined in the insider trading policy) may not sell the Company’s securities short and/or buy or sell puts or calls or other derivative securities on the Company’s securities. Additionally, the insider trading policy further provides that any such Company Insiders and Covered Persons may not enter into hedging or monetization transactions or similar arrangements or contracts which have short selling features to them (e.g. forward sales contracts) with respect to the Company’s securities without the approval of the Chairman of the Board or the Chairman’s designee. A copy of our insider trading policy is available on our Internet website, at www.cadre-holdings.com, under the tab “Governance Documents” within the section called “Governance.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Cadre and is financially literate as that qualification is interpreted by the Board. The Board has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.
Management is responsible for Cadre’s internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Cadre’s consolidated financial statements in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Cadre’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Cadre and its management. The Audit Committee also considers whether the independent registered public accounting firm’s provision of audit and non-audit services to Cadre is compatible with maintaining the independent registered public accounting firm’s independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its audit and the overall quality and integrity of financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and the audit report on the audited financial statements be included in Cadre’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Submitted by the Members of the Audit Committee of the Board of Directors:
William Quigley (Chairman)
Gianmaria C. Delzanno
Hamish Norton
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Cadre.
Name	Age	Position
Executive Officers
Warren B. Kanders*	67	Chief Executive Officer, Director and Chairman
Brad Williams	51	President
Blaine Browers	46	Chief Financial Officer

*
See “Biographical Information for Directors” for biographical information with respect to Warren B. Kanders.

Brad Williams, 51, was appointed Chief Operating Officer in March 2017 and promoted to President in 2019. Prior to joining the Company, Mr. Williams served in various roles of increasing responsibility at IDEX Corporation from June 2010 to March 2017, including President, Material Processing Technologies Group, President, Energy & Fuels Midstream Group and Vice President & General Manager, Toptech Systems. Prior to IDEX Corporation, Mr. Williams held various positions within Danaher Corporation and Ingersoll-Rand Company. Mr. Williams received an MBA from Kelley School of Business — Indiana University, a M.S. in Industrial & Systems Engineering from Virginia Polytechnic Institute & State University, and a B.S in Engineering Science & Mechanics from Virginia Polytechnic Institute & State University.
Blaine Browers, 46, was appointed as our Chief Financial Officer in May 2018. Prior to joining the Company, Mr. Browers served in various roles of increasing responsibility at IDEX Corporation from September 2010 to April 2018, including Group Vice President Finance & IT — Fire and Safety, Group Vice President Finance & IT — BAND-IT, IDEX Optics & Photonics and Micropump, Vice President Finance & IT, BAND-IT, and Finance Manager Northeast. Prior to IDEX Corp., Mr. Browers held various positions within General Electric Co. Mr. Browers received a B.A. in Finance from University of South Florida and an MBA from Washington University in St. Louis.
There are no family relationships between our Named Executive Officers and any director of the Company.
EXECUTIVE COMPENSATION
Cadre has designed, and intends to modify as necessary or appropriate, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving Cadre’s goals. Cadre believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its shareholders. As Cadre’s needs evolve, Cadre intends to continue to evaluate and modify its philosophy and compensation programs as circumstances require or as appropriate.
This section provides an overview of Cadre’s executive compensation programs as they relate to the executive officers named below (the “named executive officers”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. For the year ended December 31, 2024, Cadre’s named executive officers were:
•
Warren B. Kanders, Chief Executive Officer

•
Brad Williams, President

•
Blaine Browers, Chief Financial Officer

Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2023 and 2024.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Warren B. Kanders Chief Executive Officer	2024	1,550,000	2,543,550	1,162,496	1,067,388(4)	—	—	208,984(1)	6,532,418
	2023	1,435,000	2,026,220	705,472	810,488	—	—	79,027	5,056,207
Brad Williams President	2024	625,000	1,025,625	468,742	430,401(4)	—	—	38,286(2)	2,588,054
	2023	525,000	741,300	258,103	296,519	215,545	—	38,047	2,074,514
Blaine Browers Chief Financial Officer	2024	525,000	746,655	341,262	313,332(4)	—	—	38,301(3)	1,964,551
	2023	425,000	600,100	208,934	240,037	160,405	—	38,301	1,672,777

(1)
“Other Compensation” amount for Mr. Kanders in 2024 consisted of $190,449 for unallocated expense reimbursement, $4,809 for life insurance and AD&D, and $13,725 for 401(k) matching contribution.

(2)
“Other Compensation” amount for Mr. Williams in 2024 consisted of $13,725 for 401(k) matching contributions, $22,872 for Company paid portion of health care, $1,689 for AD&D and other wellness.

(3)
“Other Compensation” amount for Mr. Browers in 2024 consisted of $13,725 for 401(k) matching contributions, $23,126 for Company paid portion of health care, $1,450 for AD&D and other wellness.

(4)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2024.

Narrative Disclosure to Summary Compensation Table
For 2023 and 2024, the compensation program for Cadre’s named executive officers consisted of annual base salaries, a performance-based annual bonus, and periodic grants of stock options, restricted stock, and phantom stock.
Base Salary
Base salary for Cadre’s named executive officers has historically been set at a level that is commensurate with such executive’s duties and authorities, contributions, prior experience and sustained performance.
On March 8, 2024, Mr. Kanders’ annual base salary was increased from $1,435,000 to $1,550,000, effective as of January 1, 2024. In establishing the salary of Mr. Kanders, the Compensation Committee considered, among other things, market factors such as the compensation for similar positions at similarly situated companies, his extensive investment, capital raising, acquisition and operating expertise, as well as the responsibilities and duties required by his role as chief executive officer of a public company. Mr. Kanders devotes only as much of his time as is necessary to the affairs of the Company and also serves in various capacities with other public and private entities, including not-for-profit entities.

On March 8, 2024, Mr. Williams’ annual base salary was increased from $525,000 to $625,000, effective as of January 1, 2024. In increasing Mr. Williams’ base salary, the Compensation Committee considered, among other things, market factors such as the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as president of a public company.
On March 8, 2024, Mr. Browers’ annual base salary was increased from $425,000 to $525,000, effective as of January 1, 2024. In increasing Mr. Browers’ base salary, the Compensation Committee considered, among other things, market factors such as the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as chief financial officer of a public company.
Cash Bonuses
In respect of the year ended December 31, 2024, each of our executive officers received the cash bonuses heretofore stated pursuant to the terms of their respective employment agreements hereinafter described (the “Employment Agreements”) which generally target cash bonuses at 100% of each executive officers’ respective annual base salary. With regard to the performance-based compensation of any Named Executive Officer, the Compensation Committee generally establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive’s contribution to the overall performance of the Company, as well as annual bonuses awarded to persons holding similar positions at similarly situated companies.
In addition, cash bonuses may be awarded at the discretion of the Board of Directors or the Compensation Committee of the Company for exceptional performance related to other corporate activity undertaken by the Company in any year.
The Compensation Committee and the Board of Directors determined to award Mr. Kanders a discretionary cash bonus for the performance of his services in 2024, pursuant to which he was paid $2,543,550. In determining to award a discretionary cash bonus to Mr. Kanders, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2024, including, but not limited to, the Company’s strong operating results in 2024, which included, among other things, the Company generating its highest annual revenue, adjusted EBITDA, gross margin, and adjusted EBITDA margin since its inception as well as the Company’s acquisitions of Alpha Safety Intermediate, LLC (“Alpha”) and ICOR Technology Inc. (“ICOR”).
The Compensation Committee and the Board of Directors determined to award Mr. Williams a discretionary cash bonus for the performance of his services in 2024, pursuant to which he was paid $1,025,625. In determining to award a discretionary cash bonus to Mr. Williams, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2024, including, but not limited to, the Company’s strong operating results in 2024, which included, among other things, the Company generating its highest annual revenue, adjusted EBITDA, gross margin, and adjusted EBITDA margin since its inception as well as the Company’s acquisitions of Alpha and ICOR.
The Compensation Committee and the Board of Directors determined to award Mr. Browers a discretionary cash bonus for the performance of his services in 2024, pursuant to which he was paid $746,655. In determining to award a discretionary cash bonus to Mr. Browers, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2024, including, but not limited to, the Company’s strong operating results in 2024, which included, among other things, the Company generating its highest annual revenue, adjusted EBITDA, gross margin, and adjusted EBITDA margin since its inception as well as the Company’s acquisitions of Alpha and ICOR.
Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in respect of 2024 by the Named Executive Officers are reflected in the “Salary,” “Bonus,” and

“Non- equity incentive plan compensation” columns in the Summary Compensation Table set forth on page 19 of this Proxy Statement.
Stock Awards
On March 18, 2024, each of Messrs. Kanders, Williams and Browers received restricted stock unit awards granted under the 2021 Incentive Plan consisting of 33,540, 13,524, and 9,846 restricted shares of Common Stock, respectively, which vest and become non-forfeitable in three substantially equal annual installments beginning on March 18, 2025. In determining to award the discretionary restricted stock unit awards to each of Messrs. Kanders, Williams and Browers, the Compensation Committee took into account, among other things, that relating a significant portion of long-term remuneration, with multiyear and milestone-based vesting, aligns the goals of management with those of our stockholders and motivates executive officers and key employees to improve the operations of the Company, in turn creating value for the Company’s stockholders.
Option Awards
On March 18, 2024, each of Messrs. Kanders, Williams and Browers received a stock option award granted pursuant to the 2021 Incentive Plan consisting of options to purchase 105,682, 42,614, and 31,023 shares, respectively, of the Company, which vest in three substantially equal annual installments beginning on March 18, 2025. In determining to award the discretionary stock option awards to each of Messrs. Kanders, Williams and Browers, the Compensation Committee took into account, among other things, that relating a significant portion of long-term remuneration, with multiyear and milestone-based vesting, aligns the goals of management with those of our stockholders and motivates executive officers and key employees to improve the operations of the Company, in turn creating value for the Company’s stockholders.
Timing of Equity Awards
The timing of our equity award grants is not intended to be influenced by the release of material nonpublic information. Equity awards, including stock options and other stock-based compensation, are generally granted at previously scheduled meetings of the Board of Directors and the Compensation Committee. In accordance with the Company’s incentive plans, all stock options and stock awards are granted with an exercise price and value equal to the fair market value of the Company’s common stock, determined as the closing price on the date of grant. The Compensation Committee may also approve equity-based grants in connection with the hiring or promotion of executive officers. To ensure compliance with best governance practices and mitigate the risk of improper grant timing, the Company generally seeks to avoid granting equity awards within the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information (including earnings results), and ending at least one business day after such disclosure. This is intended to prevent the appearance of opportunistic grant practices and align with regulatory expectations. The Compensation Committee periodically reviews its equity grant policies, including timing considerations, to ensure ongoing compliance with applicable laws, regulations, and best corporate governance practices.
Safariland Group Long-Term Incentive Plan
Long-Term Incentive Plan Description
On March 15, 2021, the Company adopted the Safariland Group Long-Term Incentive Plan (the “LTIP”). The Company believes the LTIP will retain and motivate certain key employees of the Company and its subsidiaries and affiliates by enabling designated individuals to participate in the long-term growth and financial success of the Company. The LTIP is administered by the Board in its sole discretion, who have full power and authority to administer and interpret the LTIP and to establish rules for its administration. Eligibility for participation in the LTIP is limited to the employees selected by the Board who are employees of the Company in good standing and current with respect to all compliance and employment matters. There are currently 222,589 shares of the Company’s common stock reserved for issuance under the LTIP.

Awards
Each participant is granted a cash bonus opportunity (a “LTIP Award”), in an amount set forth in an award agreement, and each LTIP Award granted under the LTIP is eligible to vest in three equal installments over a period of three consecutive one year periods. The award will vest subject to the achievement of performance metrics, which are established by the Board in its sole discretion, who shall determine to what extent the performance metrics have been achieved. The portion of the LTIP Award that has become vested will be paid in a lump sum within 30 days following a determination by the Board that performance metrics have been achieved. The LTIP Award may be paid in the form of cash, provided, however, the Company may, in its sole discretion, elect to pay the vested portion of a LTIP Award (or any portion thereof) in the form of such marketable securities having a value equal to the value of such vested portion, rounded down to the nearest whole share. No new LTIP Awards were granted during 2024.
Termination or Change in Control
In the event of a change of control or a participant’s death, any unvested portion of a LTIP Award will become fully vested and any amount payable will be paid within two and a half months following such occurrence. In the event that a participant’s employment is terminated, or the participant violated its obligations under any restrictive agreement, the participant will forfeit any portion of the LTIP Award that is unvested and unpaid.
Tax Effects
The Company will withhold from any amount paid under the LTIP any taxes required by law to be withheld with respect to such payment, including, to the extent permitted, in the event a LTIP Award is paid in marketable securities, by withholding a number of securities necessary to satisfy any such withholding obligations. The LTIP and all LTIP Awards under the LTIP include provisions intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Safariland Group Amended and Restated 2021 Phantom Restricted Share Plan
Phantom Restricted Share Plan Description
On March 15, 2021, the Company adopted the Safariland Group 2021 Phantom Restricted Share Plan (the “Phantom Plan”) for the purposes of promoting the growth and interests of the Company by attracting and retaining employees, consultants and advisors with the training, experience and ability to enable them to make a significant contribution to the success of the business of the Company. The Board selects participants from among those employees, consultants, and advisors to, the Company or its affiliates who, in in its opinion, are in a position to make a significant contribution to the success of the Company.
Phantom Awards
The Phantom Plan provides for the grant of the cash-based award of Phantom Shares (defined below) (“Phantom Awards”) to participants as a nontransferable notional share granted to an employee or other service provider in respect of services to the Company or its affiliates (a “Phantom Share”). A maximum of 1,433,500 Phantom Shares may be issued in respect of Phantom Awards under the Phantom Plan. The Board, in its sole discretion, determines the terms of all Phantom Awards, including the time or times at which an Award will vest. Except as otherwise provided, one-third (1/3) of the Phantom Shares subject to the Award shall vest on each of the first three (3) anniversaries of the grant date. The Board, in its discretion, may also settle Phantom Awards with marketable securities of the Company. Currently, there are 588,282 shares of the Company’s common stock reserved for issuance under the Phantom Plan. No new Phantom Awards were granted during 2024.
Termination
In the event of a participant’s death, the Phantom Shares shall become fully vested and will remain outstanding and eligible to participate in a Qualifying Exit Event (as defined below). If a participant’s employment is terminated by the Company for cause, or for violation of a restrictive agreement, the participant will forfeit all Phantom Shares whether vested or unvested. If a participant’s employment is terminated for reasons other than for cause, or voluntarily by the participant, all unvested Phantom Shares will be forfeited and vested Phantom Shares will remain eligible to participate in a Qualifying Exit Event.
Timing of Payment
No amount is payable with respect to Phantom Shares prior to a change of control or initial public offering where the aggregate net cash proceeds or non-cash of such event, as determined by the Board, equals or exceeds $250,000,000 (a “Qualifying Exit Event”). Such threshold shall be automatically increased from time to time to reflect the aggregate amount of any additional capital invested in the Company. In the event that such amounts become payable with respect to a Qualifying Exit Event, the sums shall be paid not later than March 15 following the year in which the Qualifying Exit Event occurs. In connection with a Qualifying Exit Event, each Phantom Share that is vested and outstanding as of the consummation of the Qualifying Exit Event shall be automatically cancelled in exchange for the right to receive a payment equal to the Phantom Payment Amount (as defined in the Phantom Plan). All unvested Phantom Shares shall be cancelled for no consideration upon the consummation of a Qualifying Exit Event.
Tax Effects
The Company will withhold from any amount paid under the Phantom Plan any taxes required by law to be withheld with respect to such payment. Phantom Awards under the Phantom Plan include provisions intended to comply with Section 409A of the Code. Granted Phantom Awards may be modified at any time, at the Board’s discretion, to the extent necessary to maintain such compliance.
Covered Transactions
In the event of a transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially of the equity interests or assets of the Company, dissolution or liquidation or any other change of control transaction, the Board may provide for the assumption of some or all Phantom Awards or the grant of new awards by the acquiror or survivor. Each unvested Award that is not assumed will terminate automatically. The Board shall have the discretion to require that any amounts that would have been paid if such Phantom Shares had been vested at the time of such transaction be made payable in the future. If there shall occur any change in capitalization that affects the Phantom Shares, the Board may, in its discretion, cause an adjustment to be made to the number of Phantom Shares granted in order to prevent dilution or enlargement of the participant’s rights.
Amended and Restated Phantom Plan
On August 2, 2021, the Phantom Plan was amended and restated with certain technical corrections, including adjusting the Phantom Shares available thereunder to give effect to the stock split that occurred during fiscal 2021.
2021 Stock Incentive Plan
Our board of directors has adopted, and our stockholders have approved, our 2021 Stock Incentive Plan (“2021 Incentive Plan”). Our 2021 Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary companies’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance units, and performance shares to our employees, directors, and consultants and our parent and subsidiary companies’ employees and consultants.
Authorized Shares
Currently, there are 8,749,455 shares of our common stock available for issuance pursuant to our 2021 Incentive Plan. The 2021 Incentive Plan also includes an automatic annual increase in shares of common stock available for issuance under the 2021 Incentive Plan, to occur on the first trading day of January of each fiscal year, beginning with January in year 2022 and continuing through January in year 2031, by a number of shares equal to five percent (5%) of the total number of shares of common stock outstanding on the last trading day in the immediately preceding December.
Shares of common stock that have been (a) reserved for issuance under stock options which have expired or otherwise terminated without issuance of the underlying shares, (b) reserved for issuance or issued under an award granted under the 2021 Incentive Plan but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an award that otherwise terminates without shares being issued, shall be available for issuance. In the event of the exercise of SARs, whether or not granted in tandem with stock options, only the number of shares of common stock actually issued in payment of such SARs shall be charged against the number of shares of common stock available for the grant of awards under the 2021 Incentive Plan, and any shares of common stock subject to tandem stock options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of common stock available for the grant of awards under the 2021 Incentive Plan. Notwithstanding anything to the contrary contained herein, shares of common stock that are subject to an award under the 2021 Incentive Plan shall not again be made available for issuance or delivery under the 2021 Incentive Plan if such shares are (a) tendered in payment of a stock option, or (b) delivered or withheld by the Company to satisfy any tax withholding obligation.
Plan Administration
The Compensation Committee administers our 2021 Incentive Plan. Any power, authority or discretion granted to the Compensation Committee may also be taken by the Board. In addition, if we determine it is desirable to qualify transactions under our 2021 Incentive Plan as exempt under Rule 16b-3 under the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2021 Incentive Plan, the Compensation Committee has the power to administer our 2021 Incentive Plan and make all determinations deemed necessary or advisable for administering the 2021 Incentive Plan, including, but not limited to, the power to determine the fair market value of our common stock, select the persons to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Incentive Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2021 Incentive Plan and awards granted under it, prescribe, amend, and rescind rules, regulations, and sub-plans relating to our 2021 Incentive Plan, and modify or amend each award, including, but not limited to, the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The Compensation Committee’s decisions, interpretations, and other actions are final and binding on all participants.
Stock Options
Stock options may be granted under our 2021 Incentive Plan. The exercise price of options granted under our 2021 Incentive Plan will be determined by the Compensation Committee and may be greater, less than, or equal to the fair market value of our common stock on the date of grant; provided that: (i) the exercise price of an incentive stock options will be not less than 100% of the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Compensation Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the Compensation Committee, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months (or such shorter or longer time period not exceeding five (5) years as may be determined by the Compensation Committee). In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of our 2021 Incentive Plan, the Compensation Committee determines the other terms of options.
Stock Appreciation Rights
SARs may be granted under our 2021 Incentive Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock occurring between the exercise date and the date of grant. SARs may not have a term exceeding ten years. After the termination of service of an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her SARs agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the SARs will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the SARs will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2021 Incentive Plan, the Compensation Committee determines the other terms of SARs, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be equal to the fair market value per share on the date of grant.
Restricted Stock
Restricted stock may be granted under our 2021 Incentive Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of our 2021 Incentive Plan, will determine the terms and conditions of such awards. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate (for example, the Compensation Committee may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the Compensation Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the Compensation Committee provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted Stock Units
RSUs may be granted under our 2021 Incentive Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2021 Incentive Plan, the Compensation Committee determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The Compensation Committee may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Compensation Committee in its discretion. The Compensation Committee, in its sole discretion, may pay earned RSUs in the form of cash, in shares of our common stock, or in some combination thereof. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied. Participants will have no voting rights with respect to RSUs until the date shares are issued with respect to such RSUs. The Compensation Committee may provide that a participant is entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the applicable RSUs are settled or forfeited in accordance with our 2021 Incentive Plan.
Performance Units and Performance Shares
Performance units and performance shares may be granted under our 2021 Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest.

The Compensation Committee will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The Compensation Committee may set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Compensation Committee in its discretion. After the grant of a performance unit or performance share, the Compensation Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the Compensation Committee on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The Compensation Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof. Participants will have no voting rights with respect to performance units and/or performance shares until the date shares are issued with respect to such performance units and/or performance shares. The Compensation Committee may provide that a participant is entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the applicable performance shares are settled or forfeited in accordance with our 2021 Incentive Plan.
Non-Transferability of Awards
Unless the Compensation Committee provides otherwise, our 2021 Incentive Plan generally will not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the Compensation Committee makes an award transferrable, such award will contain such additional terms and conditions as the Compensation Committee deems appropriate.
Certain Adjustments
In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2021 Incentive Plan, the Compensation Committee will adjust the number and class of shares that may be delivered under our 2021 Incentive Plan and/or the number, class, and price of shares covered by each outstanding award and the numerical share limits set forth in our 2021 Incentive Plan.
Corporation Transactions
Our 2021 Incentive Plan provides that in the event of our merger with or into another corporation or entity or a change-of-control (as defined in our 2021 Incentive Plan), each outstanding award will be treated as the Compensation Committee determines, including, without limitation, (i) substituting equivalent awards or providing substantially similar consideration to participants as was provided to the Company’s stockholders (after taking into account the existing provisions of the awards), or (ii) issuing, in place of outstanding shares of common stock of the Company held by the participants, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the participant. In addition, the Compensation Committee may, in its sole discretion, provide that the vesting of any or all awards granted pursuant to the 2021 Incentive Plan will accelerate immediately prior to the consummation of a change-of-control event. If the Compensation Committee exercises such discretion with respect to stock options, such stock options will become exercisable in full prior to the consummation of such change-of-control event at such time and on such conditions as the Compensation Committee determines, and if such stock options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the Compensation Committee.
Clawback
Awards are subject to the Cadre Holdings, Inc. Compensation Recovery Policy (the “Compensation Recovery Policy”) which contains the required criteria and process for recovering certain erroneous incentive- based compensation awarded to or earned or received by certain officers of the Company, as required by the Exchange Act, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. securities laws. In addition, the Compensation Committee also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return, or reimburse us for all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with the Compensation Recovery Policy, award agreements or applicable laws.
Amendment and Termination
The Compensation Committee has the authority to amend, suspend, or terminate our 2021 Incentive Plan provided such action does not impair the existing rights of any participant. Our 2021 Incentive Plan will continue in effect until terminated by the Compensation Committee, but (i) no incentive stock options may be granted after ten years from the date our 2021 Incentive Plan was adopted by the Board and (ii) the annual increase to the number of shares available for issuance under our 2021 Incentive Plan will operate only until the tenth anniversary of the date our 2021 Incentive Plan was adopted by the Board.
Employee Confidentiality, Non-competition, Non-solicitation and Assignment Agreements
In order to limit the disclosure and use of our proprietary information as well as to prevent the misappropriation of our proprietary information, each of our officers, directors and/or employees that receive an award under our Phantom Plan is required to execute and deliver a restrictive covenant agreement that that contains non-competition, non-solicitation, non-hire, non-disparagement, confidentiality or assignment of intellectual property covenants.
Benefits and Perquisites
We currently maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance and dental insurance. We maintain a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees.
With respect to Warren B. Kanders, pursuant to and during the term of the Kanders Employment Agreement, in addition to being entitled to participate in the Company’s medical insurance and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time, Mr. Kanders shall receive, at the Company’s expense: (i) the assistance of the Company’s tax advisors in regard to personal tax planning and preparing personal income tax returns; and (ii) a split-dollar life insurance policy, or equivalent, on Mr. Kanders in the amount of $10,000,000 payable to such beneficiaries as Mr. Kanders shall select. Furthermore, the Company will make available armed security personnel or other means in order to ensure the security of Mr. Kanders, as well as his family and property. For additional security purposes, during the term, so long as the Company (or one of its subsidiaries) has any right to use a private jet aircraft, Mr. Kanders shall use such aircraft for business purposes, and the Company will make available such aircraft to Mr. Kanders for up to one hundred flight hours per year for personal use.
Agreements with Cadre’s Named Executive Officers
Employment Agreement with Warren B. Kanders
On July 9, 2021, the Company and Warren B. Kanders entered into an Employment Agreement (as amended on September 1, 2021) (the “Kanders Employment Agreement”), which provides for Mr. Kanders’ employment as Chief Executive Officer and Chairman of the Board, for a term to commencing upon the completion of the Company’s initial public offering of shares of its common stock on November 8, 2021 (the “Commencement Date”), and to terminate on the fifth anniversary of the Commencement Date, subject to earlier termination as provided therein. Mr. Kanders is entitled to an annual base salary of $1,250,000, subject to annual review by the Compensation Committee as more particularly provided in the Kanders Employment Agreement. On March 8, 2024, Mr. Kanders’ annual base salary was increased to $1,550,000 effective as of January 1, 2024.
In addition to any other bonuses that the Compensation Committee may award to Mr. Kanders in their sole discretion, Mr. Kanders is entitled to receive a minimum cash bonus of 100% of his annual base salary in each year of the term so long as the Company achieves the Company’s target for earnings before interest, taxes, depreciation and amortization (“EBITDA”), as computed by the Company on a consistent basis for such year as reflected in the annual budget approved by the Board (the “Annual Bonus”). In the sole discretion of the Compensation Committee and the Board, any Annual Bonus may be increased based on performance to a target level of 200% of Mr. Kanders annual base salary; provided that the Compensation Committee and the Board in their discretion may further adjust the Annual Bonus based upon performance.
Mr. Kanders will also be entitled, at the sole and absolute discretion of the Board or the Compensation Committee, to participate in other bonus plans of the Company, including but not limited to the 2021 Incentive Plan. Furthermore, and without limiting the foregoing, on the Commencement Date, the Company issued to Mr. Kanders 2,000,000 restricted shares of common stock (the “Kanders Restricted Stock”), which are subject to the following vesting and lapse of restrictions:
(A)   The Kanders Restricted Stock shall vest upon the achievement of a closing price of at least $40.00 per share of common stock on the NYSE or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days;
(B)   Any shares not vested based on the foregoing closing share price of common stock prior to the tenth anniversary of the Commencement Date shall be forfeited and be null and void; and
(C)   The vesting, and/or forfeiture, of the Kanders Restricted Stock, may be accelerated in accordance with the terms of the Kanders Employment Agreement.
The Kanders Employment Agreement contains confidentiality obligations as well as a non- competition covenant effective during the term of his employment and for a period of eighteen months after the expiration, or three years after the termination, of the Kanders Employment Agreement.
Upon the termination of the Kanders Employment Agreement by Mr. Kanders or the Company or its successor or assigns within two years following the occurrence of a “change in control” of the Company (other than a termination by the Company for cause during such period), due to Mr. Kanders’ death, by the Company due to Mr. Kanders’ permanent disability, by the Company without cause, by Mr. Kanders for Good Reason (which includes the Company’s uncured breach of any material provision of the Kanders Employment Agreement, any material diminution in the authority or responsibilities delegated to Mr. Kanders, or any reduction in Mr. Kanders’ annual base salary), or if the Company, or its applicable successors and assigns, does not offer to renew the Kanders Employment Agreement upon expiration of the term on substantially similar terms (each a “Section 4(g) Termination”), Mr. Kanders, or his duly appointed representative shall be entitled to receive, in one lump sum within thirty days of such termination: (a) three times the sum of (i) his highest annual base salary, plus (ii) the Annual Bonus for such year, in each case since January 1, 2019; plus (b) the amount of any accrued Annual Bonus; however, if Mr. Kanders is terminated without cause or he terminates the Kanders Employment Agreement for Good Reason, any accrued Annual Bonus shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved; plus (c) except in the case of Mr. Kanders’ death or permanent disability, five times the greatest annual amount of the full cost of maintaining his principal office; provided, however, that in the event of a change in control, if the Company or the acquiror requests Mr. Kanders to provide consulting services described in the Kanders Employment Agreement, then the lump sum payment described above shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kanders will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kanders Employment Agreement during such period.
In the event of a Section 4(g) Termination, the following shall occur, and be provided or made available to Mr. Kanders at the times specified: (i)(A) all of Mr. Kanders’ benefits accrued under any employee pension, retirement, savings and deferred compensation plans of the Company shall become vested in full upon the date of such Section 4(g) Termination (other than with respect to unvested stock options, restricted stock and other equity or equity-based awards, the terms of which are separately addressed in the next succeeding clause); (B) any and all unvested stock options, restricted stock and other equity or equity-based awards (including, but not limited to, the Kanders Restricted Stock) shall immediately vest as of the date of such Section 4(g) Termination; and (C) amounts which are vested or which Mr. Kanders is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, on or after his termination without regard to the performance by Mr. Kanders of further services or the resolution of a contingency shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued. Furthermore, the benefits set forth in clause (C), which are applicable to Mr. Kanders, shall also be payable to Mr. Kanders in the event he is terminated for cause, or if Mr. Kanders terminates this Agreement without Good Reason; (ii) Mr. Kanders (and any of his dependents) will be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination; (iii) Mr. Kanders will be entitled to continued personal use of the Company owned or leased aircraft, not to exceed one hundred hours in any calendar year, at the Company’s sole cost and expense until the third anniversary of termination; provided, that, at Mr. Kanders’ option, in lieu of the foregoing use of the aircraft, Mr. Kanders will be entitled to purchase any Company-owned aircraft from the Company within seventy-five days of his termination at its then-depreciated book value; (iv) Mr. Kanders will have the right to have the Company’s (or applicable subsidiary’s) office lease that is used by Mr. Kanders assigned to him, and the Company will pay the lease payments for a period of five years from the date of such termination, and Mr. Kanders shall have the right to purchase any fixed assets in connection therewith (including but not limited to automobiles) that he enjoyed the use of during the term at such assets’ then-depreciated book value. Notwithstanding anything to the contrary otherwise provided in the Kanders Employment Agreement, in the event of any Section 4(g) Termination, all grants of stock options and common stock granted under the Kanders Employment Agreement shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to the Mr. Kanders, shall terminate.
In the event that the Kanders Employment Agreement is terminated by the Company with cause, or by Mr. Kanders unless such termination constitutes a Section 4(g) Termination, all unvested grants of stock options and common stock under the Kanders Employment Agreement shall terminate and be null and void.
Upon the termination of the Kanders Employment Agreement by the Company for cause, or by Mr. Kanders (except for Good Reason or upon his death or disability), Mr. Kanders shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, within five business days of such termination, any then-accrued and unpaid portion of the annual base salary.
In the event that Mr. Kanders fails to comply with any of his obligations under the Kanders Employment Agreement, including, without limitation, the confidentiality and non-compete provisions, Mr. Kanders will be required to repay any payments or benefits received by him as a result of a Section 4(g) Termination as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kanders Employment Agreement. All payments and benefits provided under the Kanders Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.
The Kanders Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Kanders if the same would result in the imposition of an excise tax under Section 4999 of the Code, to the minimum extent necessary so that such excise tax is not imposed. The Kanders Employment Agreement also contains provisions intended to comply with Section 409A of the Code.
Employment Agreement with Brad Williams
On July 9, 2021, the Company and Brad Williams entered into an Employment Agreement (as amended on September 1, 2021) (the “Williams Employment Agreement”), which provides for Mr. Williams’ employment as President of the Company for a term commencing upon the completion of the Company’s initial public offering of shares of its common stock on November 8, 2021 (the “Commencement Date”), and to terminate on the third anniversary of the Commencement Date, subject to earlier termination as provided therein. Mr. Williams is entitled to an annual base salary of $457,000. On March 8, 2024, Mr. Williams’ annual base salary was increased to $625,000 effective as of January 1, 2024.
In addition, at the sole and absolute discretion of the Company’s Board or the Compensation Committee, Mr. Williams is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 100% of Mr. Williams’ annual base salary. As provided in the Williams Employment Agreement, (1) on March 18, 2021, Mr. Williams received 261,000 Phantom Shares under the Phantom Plan, which will continue to remain outstanding and be subject to the vesting and other terms as set forth in the Phantom Plan and Mr. Williams’ award agreement thereunder, (2) on March 15, 2021, Mr. Williams received under the LTIP a LTIP Award of $442,900 and another award agreement of even date therewith, of an additional $442,900, each of which will continue to remain outstanding and be subject to the vesting and other terms as set forth in the LTIP and the related respective award agreements thereunder. Mr. Williams will also be entitled, at the sole and absolute discretion of the Board or the Compensation Committee, to participate in other bonus plans of the Company, including but not limited to the 2021 Incentive Plan.
Furthermore, and without limiting the foregoing, on the Commencement Date, the Company issued to Mr. Williams 200,000 restricted shares of common stock (the “Williams Restricted Stock”), which shall be subject to the vesting and lapse of restrictions on such Williams Restricted Stock based on the timing set forth below:
(A)   The Williams Restricted Stock shall vest upon the achievement of both: (i) a closing price of at least $40.00 per share of common stock on the NYSE or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days, and (ii) Mr. Williams having been continuously employed by the Company for a period of five years from and after the Commencement Date;
(B)   Any shares not vested based on the foregoing closing share price of common stock prior to the tenth anniversary of the Commencement Date shall be forfeited and be null and void; and
(C)   The forfeiture of the Williams Restricted Stock may be accelerated in accordance with the terms of the Williams Employment Agreement, provided that, notwithstanding any provision in the Williams Employment Agreement to the contrary, the vesting of the Williams Restricted Stock shall not be accelerated unless and until the conditions set forth in clause (A) above are satisfied.
The Williams Employment Agreement also contains confidentiality obligations as well as a non- competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.
In the event that Mr. Williams’ employment is terminated as a result of his death or disability, Mr. Williams or his estate will, subject to the provisions of the Williams Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock (but not including the Williams Restricted Stock) shall immediately vest, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded. In the event that Mr. Williams’ employment is terminated by the Company for “cause” (as defined in the Williams Employment Agreement), Mr. Williams will, subject to the provisions of the Williams Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void (and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded) except that, in the event that Mr. Williams is terminated as a result of his failure to perform any reasonable directive of the Board, he will be entitled to retain any vested stock options.
In the event that Mr. Williams’ employment is terminated by the Company without “cause” (as defined in the Williams Employment Agreement), Mr. Williams will, subject to the provisions of the Williams Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Williams during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Williams executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock (but not including the Williams Restricted Stock) will immediately vest, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded.
In the event that Mr. Williams’ employment is terminated by Mr. Williams other than as a result of a “change in control” (as defined in the Williams Employment Agreement), Mr. Williams will, subject to the provisions of the Williams Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded.
In the event that Mr. Williams’ employment is terminated by either party within 30 days of a “change in control”, Mr. Williams will, subject to the provisions of the Williams Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Williams during such one-year period; provided that Mr. Williams executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Williams to provide consulting services described in the Williams Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Williams will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Williams Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock (but not including the Williams Restricted Stock) shall immediately vest, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded.
In the event that Mr. Williams fails to comply with any of his obligations under the Williams Employment Agreement, including, without limitation, the non-competition covenant and the non- interference, nonsolicitation and non-disparagement provisions, Mr. Williams will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Williams Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Williams Employment Agreement. All payments and benefits provided under the Williams Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.
The Williams Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Williams if the same would result in the imposition of an excise tax under Section 4999 of the Code to the minimum extent necessary so that such excise tax is not imposed. The Williams Employment Agreement also contains provisions intended to comply with Section 409A of the Code.
The Williams Employment Agreement, as previously described, governed Mr. Williams’ service as President of the Company throughout 2024. On January 24, 2025, Mr. Williams entered into a new agreement (the “New Williams Employment Agreement”), which supersedes the prior agreement and will remain in effect through January 24, 2028. Notable updates include, but are not limited to, eligibility for bonus compensation of up to 150% of his base salary, as determined by the Compensation Committee of the Board. Such bonus compensation, if earned, to be paid 50% in stock options and 50% in restricted stock awards. For a detailed description of the terms of the New Williams Employment Agreement, please refer to a copy of the New Williams Employment Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2025.
Employment Agreement with Blaine Browers
On July 9, 2021, the Company and Blaine Browers entered into an Employment Agreement (as amended on September 1, 2021) (the “Browers Employment Agreement”), which provides for Mr. Browers’

employment as the Chief Financial Officer of the Company for a term commencing upon the completion of the Company’s initial public offering of shares of its common stock on November 8, 2021 (the “Commencement Date”), and to terminate on the third anniversary of the Commencement Date, subject to earlier termination as provided therein. Mr. Browers is entitled to an annual base salary of $340,000. On March 8, 2024, Mr. Browers’ annual base salary was increased to $525,000 effective as of January 1, 2024.
In addition, at the sole and absolute discretion of the Board or the Compensation Committee, Mr. Browers is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 100% of Mr. Browers’ annual base salary. As provided in the Browers Employment Agreement, (1) on March 18, 2021, Mr. Browers received 166,000 Phantom Shares under the Phantom Plan, which will continue to remain outstanding and be subject to the vesting and other terms as set forth in the Phantom Plan and Mr. Browers’ award agreement thereunder, (2) on March 15, 2021, Mr. Browers received under the LTIP an LTIP Award of $329,600 and another award agreement of even date therewith, of an additional $329,600, each of which will continue to remain outstanding and be subject to the vesting and other terms as set forth in the LTIP and the related respective award agreements thereunder. Mr. Browers will also be entitled, at the sole and absolute discretion of Board or the Compensation Committee, to participate in other bonus plans of the Company, including but not limited to the 2021 Incentive Plan. Furthermore, and without limiting the foregoing, on the Commencement Date, the Company issued to Mr. Browers 150,000 restricted shares of common stock (the “Browers Restricted Stock”), which is subject to the vesting and lapse of restrictions on such Browers Restricted Stock based on the timing set forth below:
(A)   The Browers Restricted Stock shall vest upon the achievement of both: (i) a closing price of at least $40.00 per share of common stock on the NYSE or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days, and (ii) Mr. Browers having been continuously employed by the Company for a period of five years from and after the Commencement Date;
(B)   Any shares not vested based on the foregoing closing share price of common stock prior to the tenth anniversary of the Commencement Date shall be forfeited and be null and void; and
(C)   The forfeiture of the Browers Restricted Stock may be accelerated in accordance with the terms of the Browers Employment Agreement, provided that, notwithstanding any provision in the Browers Employment Agreement to the contrary, the vesting of the Restricted Stock shall not be accelerated unless and until the conditions set forth in clause (A) above are satisfied.
The Browers Employment Agreement also contains confidentiality obligations as well as a non- competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.
In the event that Mr. Browers’ employment is terminated as a result of his death or disability, Mr. Browers or his estate will, subject to the provisions of the Browers Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock (but not including the Browers Restricted Stock) shall immediately vest, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded. In the event that Mr. Browers’ employment is terminated by the Company for “cause” (as defined in the Browers Employment Agreement), Mr. Browers will, subject to the provisions of the Browers Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void (and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded) except that, in the event that Mr. Browers is terminated as a result of his failure to perform any reasonable directive of the Board, he will be entitled to retain any vested stock options.
In the event that Mr. Browers’ employment is terminated by the Company without “cause” (as defined in the Browers Employment Agreement), Mr. Browers will, subject to the provisions of the Browers

Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Browers during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Browers executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock (but not including the Browers Restricted Stock) will immediately vest, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded.
In the event that Mr. Browers’ employment is terminated by Mr. Browers other than as a result of a “change in control” (as defined in the Browers Employment Agreement), Mr. Browers will, subject to the provisions of the Browers Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded.
In the event that Mr. Browers’ employment is terminated by either party within 30 days of a “change in control”, Mr. Browers will, subject to the provisions of the Browers Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Browers during such one-year period; provided that Mr. Browers executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Browers to provide consulting services described in the Browers Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Browers will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Browers Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock (but not including the Browers Restricted Stock) shall immediately vest, and awards under the Phantom Plan and the LTIP shall be subject to the terms of the respective plan and award agreement under which they were awarded.
In the event that Mr. Browers fails to comply with any of his obligations under the Browers Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, nonsolicitation and non-disparagement provisions, Mr. Browers will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Browers Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Browers Employment Agreement. All payments and benefits provided under the Browers Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.
The Browers Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Browers if the same would result in the imposition of an excise tax under Section 4999 of the Code to the minimum extent necessary so that such excise tax is not imposed. The Browers Employment Agreement also contains provisions intended to comply with Section 409A of the Code.
The Browers Employment Agreement, as previously described, governed Mr. Browers’ service as Chief Financial Officer of the Company throughout 2024. On January 24, 2025, Mr. Browers entered into a new agreement (the “New Browers Employment Agreement”), which supersedes the prior agreement and will remain in effect through January 24, 2028. Notable updates include, but are not limited to, eligibility for bonus compensation of up to 130% of his base salary, as determined by the Compensation Committee of the Board. Such bonus compensation, if earned, to be paid 50% in stock options and 50% in restricted stock awards. For a detailed description of the terms of the New Browers Employment Agreement, please refer to a copy of the New Browers Employment Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2025.
Executive Compensation
The Board expects to review executive compensation periodically to ensure that executive compensation remains competitive such that Cadre is able to recruit, incentivize and retain qualified executives. Cadre intends to maintain an executive compensation program that is designed to also align with the long-term interests of Cadre’s shareholders for value creation and conformance with prevailing standards of good corporate governance.
Outstanding Equity Awards at 2024 Year End
The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2024:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Warren B. Kanders	—	—	—	—	—	2,000,000(1)	64,600,000	—	—
	75,757	37,879(2)	—	23.45	3/9/2032	—	—	—	—
	—	—	—	—	—	10,417(3)	336,469	—	—
	—	—	—	—	—	22,910(4)	739,993	—	—
	41,885	83,772(5)	—	20.53	3/13/2033	—	—	—	—
	—	—	—	—	—	33,540(6)	1,083,342	—	—
	—	105,682(7)	—	34.66	3/18/2034	—	—	—	—
Brad Williams	—	—	—	—	—	200,000(8)	6,460,000	—	—
	28,513	14,257(9)	—	23.45	3/9/2032	—	—	—	—
	—	—	—	—	—	3,921(10)	126,648	—	—
	—	—	—	—	—	8,382(11)	270,739	—	—
	15,324	30,648(12)	—	20.53	3/13/2033	—	—	—	—
	—	—	—	—	—	13,524(13)	436,825	—	—
	—	42,614(14)	—	34.66	3/18/2034	—	—	—	—
Blaine Browers	—	—	—	—	—	150,000(15)	4,845,000	—	—
	21,224	10,612(16)	—	23.45	3/9/2032	—	—	—	—
	—	—	—	—	—	2,918(17)	94,251	—	—
	—	—	—	—	—	6,786(18)	219,188	—	—
	12,405	24,810(19)	—	20.53	3/13/2033	—	—	—	—
	—	—	—	—	—	9,846(20)	318,026	—	—
	—	31,023(21)	—	34.66	3/18/2034	—	—	—	—

(1)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on November 4, 2021. The shares of common stock will vest if on or before November 8, 2031 if the fair market value of the Company’s common stock shall have equaled or exceeded $40.00 per share for twenty consecutive trading days.

(2)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 9, 2022. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 9, 2023, March 9, 2024 and March 9, 2025.

(3)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 9, 2022. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 9, 2023, March 9, 2024 and March 9, 2025.

(4)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 13, 2023. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 13, 2024, March 13, 2025 and March 13, 2026.

(5)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 13, 2023. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 13, 2024, March 13, 2025 and March 13, 2026.

(6)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 18, 2024. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 18, 2025, March 18, 2026 and March 18, 2027.

(7)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 18, 2024. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 18, 2025, March 18, 2026 and March 18, 2027.

(8)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on February 16, 2022. The shares of common stock will vest if on or before November 8, 2031 both (i) the fair market value of the Company’s common stock shall have equaled or exceeded $40.00 per share for twenty consecutive trading days, and (ii) Mr. Williams has been continuously employed by the Company until November 8, 2026.

(9)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 9, 2022. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 9, 2023, March 9, 2024 and March 9, 2025.

(10)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 9, 2022. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 9, 2023, March 9, 2024 and March 9, 2025.

(11)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 13, 2023. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 13, 2024, March 13, 2025 and March 13, 2026.

(12)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 13, 2023. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 13, 2024, March 13, 2025 and March 13, 2026.

(13)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 18, 2024. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 18, 2025, March 18, 2026 and March 18, 2027.

(14)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 18, 2024. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 18, 2025, March 18, 2026 and March 18, 2027.

(15)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on February 16, 2022. The shares of common stock will vest if on or before November 8, 2031 both (i) the fair market value of the Company’s common stock shall have equaled or exceeded $40.00 per share for twenty consecutive trading days, and (ii) Mr. Browers has been continuously employed by the Company until November 8, 2026.

(16)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 9, 2022. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 9, 2023, March 9, 2024 and March 9, 2025.

(17)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 9, 2022. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 9, 2023, March 9, 2024 and March 9, 2025.

(18)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 13, 2023. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 13, 2024, March 13, 2025 and March 13, 2026.

(19)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 13, 2023. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 13, 2024, March 13, 2025 and March 13, 2026.

(20)
Restricted stock units award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 18, 2024. Restricted shares of common stock vest and become non-forfeitable, in substantially equal installments, on each of March 18, 2025, March 18, 2026 and March 18, 2027.

(21)
Stock option award granted pursuant to the Company’s 2021 Stock Incentive Plan on March 18, 2024. Options to purchase shares of the Company’s common stock vest and become exercisable, in substantially equal installments, on each of March 18, 2025, March 18, 2026 and March 18, 2027.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the 2024 fiscal year, none of the members of our Compensation Committee (i) served as an officer or employee of the Company or its subsidiaries; (ii) was formerly an officer of the Company or its subsidiaries; or (iii) entered into any transactions with the Company or its subsidiaries. During the 2024 fiscal year, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of the last fiscal year, and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the Company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
We adopted a written policy that requires all transactions between us and any director, executive officer, holder of five percent (5%) or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
In connection with the Company entering into an Amended and Restated Credit Agreement, with PNC Bank in December 2024, pursuant to which the Company refinanced its existing credit facilities and entered into a new syndicated credit agreement (collectively, the “2024 Credit Agreement”), the Company paid a fee in the amount of $250,000 to Kanders & Company, Inc. (“Kanders & Company”) in consideration of the significant support received by the Company from employees of Kanders & Company, including, without limitation: (i) assisting the Company in identifying, screening and contacting potential financing sources; (ii) evaluating proposals received from potential financing sources; (iii) advising the Company with respect to the form and structure of available financing arrangements; (iv) structuring and negotiating the 2024 Credit Agreement; and (v) assisting the Company’s management in making presentations to our Board in connection with its approval of the 2024 Credit Agreement. Mr. Warren B. Kanders, the Company’s Chief Executive Officer, is a member of the board of directors and sole stockholder of Kanders & Company.
As part of the Company’s acquisition of ICOR in January 2024, the Company paid a fee in the amount of $1,000,000 to Kanders & Company in consideration of the significant support received by the Company from the employees of Kanders & Company, including, without limitation: (i) identifying ICOR as a suitable acquisition target for the Company; (ii) assisting the Company with its due diligence investigation relating to the ICOR acquisition; (iii) structuring and negotiating the terms of the ICOR acquisition; and (iv) assisting the Company’s management in making presentations to the Board in connection with its approval of the ICOR acquisition. Mr. Warren B. Kanders, the Company’s Chairman of the Board is a member of the Company’s Board and is the sole stockholder of Kanders & Company.

As part of the Company’s acquisition of Alpha in March 2024, the Company paid a fee in the amount of $1,750,000 to Kanders & Company in consideration of the significant support received by the Company from the employees of Kanders & Company, including, without limitation: (i) identifying Alpha as a suitable acquisition target for the Company; (ii) assisting the Company with its due diligence investigation relating to the Alpha acquisition; (iii) structuring and negotiating the terms of the Alpha acquisition; and (iv) assisting the Company’s management in making presentations to the Board in connection with its approval of the Alpha acquisition. Mr. Warren B. Kanders, the Company’s Chairman of the Board is a member of the Company’s Board and is the sole stockholder of Kanders & Company.
Mr. Kanders was not involved in the decision by the independent members of our Board to engage Kanders & Company to provide any of the services described above. In determining to engage Kanders & Company to provide the services described above, the independent members of our Board considered Kanders & Company’s extensive investment, capital raising, acquisition and operating expertise as well as the extensive knowledge and familiarity the employees of Kanders & Company have with respect to the Company and the industry in which it operates. Mr. Kanders was involved in negotiating the fees described above solely on behalf of Kanders & Company and not on behalf of the Company.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP audited the financial statements of the Company as of and for the year ended December 31, 2024. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of KPMG LLP as of and for the current year ending December 31, 2025. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by Board of Directors of the firm of KPMG LLP to audit the financial statements of the Company as of and for the current year ending December 31, 2025. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Bylaws, our Charter of the Audit Committee or applicable law, and is not a binding proposal, the Audit Committee has determined that requesting ratification by stockholders of its selection of KPMG LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Aggregate fees for professional services rendered for Cadre by KPMG LLP for the years ended December 31, 2024 and 2023 were as follows, in thousands:
	2024	2023
Audit Fees	$1,365	$1,080
Audit Related Fees	240	140
Tax Fees	193	196
All Other Fees	—	—
Total	$1,798	$1,416
Audit Fees.   Consist of fees for the annual audit, services related to the review of quarterly financial information and the issuance of consents and comfort letters to underwriters in connection with our secondary offering and registration statement filings with the SEC.
Audit Related Fees.   Consist of fees related to buy-side due diligence for the years ended December 31, 2024 and 2023.
Tax Fees.   Consist of tax compliance and preparation services for the years ended December 31, 2024 and 2023.
All Other Fees.   There were no other fees for the years ended December 31, 2024 and 2023.
Auditor Independence.   The Audit Committee has considered the non-audit services provided by KPMG and determined that the provision of such services had no effect on KPMG’s independence from the Company.
Audit Committee Pre-Approval Policy and Procedures.
The Audit Committee must review and pre-approve all audit and non-audit services provided by KPMG, which was our independent registered public accounting firm as of December 31, 2024, and has adopted a Pre-Approval Policy. Pursuant to the Audit Committee’s charter, the Audit Committee may delegate to one or more designated members of the Audit Committee authority to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approval decisions are presented to the Audit committee at its next scheduled meeting. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.
Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.
The Audit Committee has not waived the pre-approval requirement for any services rendered by KPMG to the Company. All of the services provided by KPMG to the Company described above were pre-approved by the Audit Committee.

PROPOSAL 3
APPROVAL AND ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN
Employee Stock Purchase Plan Description
The Board has approved the Employee Stock Purchase Plan, subject to approval of the Employee Stock Purchase Plan by the Company’s stockholders at the Meeting. If the Employee Stock Purchase Plan is approved by our stockholders, the Company will be authorized to provide eligible employees of the Company as well as certain subsidiaries and affiliates of the Company that have been designated to participate in the Employee Stock Purchase Plan (“Designated Entities”) the opportunity to become stockholders of the Company through the purchase of shares of our common stock, subject to various limitations. The Board believes that the Employee Stock Purchase Plan will promote broad based ownership of our common stock by employees and will help to align the interests of Employee Stock Purchase Plan participants with those of our stockholders.
The Employee Stock Purchase Plan allows for two types of offerings: an offering under the component of the Employee Stock Purchase Plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”), and be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code (a “Section 423 Offering”), and an offering under the component of the Employee Stock Purchase Plan that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (a “Non-Section 423 Offering”). A Non-Section 423 Offering is intended to be exempt from the requirements of Section 409A of the Code, but, except as otherwise provided in the Employee Stock Purchase Plan or determined by the Compensation Committee who will be the administrator of the Employee Stock Purchase Plan (the “Administrator”), each Non-Section 423 Offering will operate and be administered in the same manner as a Section 423 Offering.
The principal features of the Employee Stock Purchase Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan. A copy of the Employee Stock Purchase Plan is attached to this proxy statement as Annex A and is incorporated herein by reference.
The Company’s stockholders are asked to approve the Employee Stock Purchase Plan in order to comply with applicable stock exchange rules.
Administration
The Administrator which, subject to the terms of the Employee Stock Purchase Plan, will have the power to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to determine when and how an offering of rights to purchase shares of Common Stock will occur, to designate affiliates or subsidiaries of the Company as Designated Entities, to adopt rules or procedures needed to comply with the laws or regulations of other jurisdictions to ensure the viability of the benefits from purchase rights granted to participants employed in such countries or jurisdictions, and to establish necessary adjustments, limitations or procedures to ensure that amounts applied toward the purchase of shares for a participant properly correspondent to amounts withheld from such participant’s compensation. In addition, the Administrator may designate one or more periods (each, an “Offering Period”), not to exceed 27 months, during which participants may be granted purchase rights under the Employee Stock Purchase Plan. The Administrator’s interpretation of any provision of the Employee Stock Purchase Plan or of any rights thereunder will be conclusive and binding on all parties. No person acting as a director, officer, employee or agent of the Company or its subsidiaries will be liable for any claim, loss, liability or expense incurred in connection with the Employee Stock Purchase Plan.
Share Reserve
The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to the Employee Stock Purchase Plan shall be 1,000,000 shares, subject to adjustment as described below. Any shares distributed pursuant to the Employee Stock Purchase Plan may consist of authorized and unissued shares, treasury shares, or shares purchased on the open market.

Eligibility
Employees eligible to participate in the Employee Stock Purchase Plan for a given offering include all employees who are employed by the Company or a Designated Entity. However, as permitted by Section 423 of the Code, the Administrator may provide that any of the following employees will be ineligible to participate in an offering during an offering: (i) a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (ii) employees who haven’t met service or eligibility requirements established by the Administrator (which must in all events be less than two years), (iii) employees who customarily work not more than 20 hours per week or not more than five months per calendar year, and (iv) certain non-U.S. employees. Eligibility for Non-Section 423 Offerings, if any, may be subject to these and other restrictions as determined by the Administrator. Further, an employee will not be eligible to participate in an offering if, immediately after the option to purchase stock in the offering otherwise would be granted, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or a Designated Entity. If approved by our stockholders, approximately 2,284 employees would be eligible to participate in the Employee Stock Purchase Plan.
Participation
Participants will enroll in the Employee Stock Purchase Plan for an Offering Period by delivering a subscription agreement to the Company designating the deduction of a whole percentage of at least 1% but not more than 10% (or such lower percentage as may be determined by the Administrator) of their eligible compensation otherwise payable during an offering. The Administrator is also authorized to permit employees to enroll in the Employee Stock Purchase Plan by electing to have a fixed dollar amount of compensation. Payroll deductions made for each participant will be credited to an account for such participant and shall be deposited with the general funds of the Company and/or Designated Entity, without interest or other earnings adjustments.
However, no employee may be granted purchase rights in a Section 423 Offering (and any other “employee stock purchase plans” of the Company and its subsidiaries and parent corporations) that would permit the employee to purchase shares of the Company’s common stock with a fair market value of more than $25,000 (determined at the first day of the Offering Period during which such rights are granted) during any calendar year. In addition, if a Section 423 Offering contains more than one purchase period within an Offering Period, as determined by the Administrator but not to exceed 12 months, then a participant may not purchase more than 750 shares (in the absence of a contrary designation by the Administrator). If a Section 423 Offering contains only one purchase period, then a participant may not purchase more than 1,500 shares (in the absence of a contrary designation by the Administrator).
Offering
Under the Employee Stock Purchase Plan, the Administrator may from time-to-time grant or provide for the grant of rights to purchase shares of the Company’s common stock under the Employee Stock Purchase Plan during an Offering Period that is selected by the Administrator.
The purchase price for each offering will be established by the Administrator, provided that in no event will the purchase price established by the Administrator for any offering be less than the lower of (i) 85% of the closing price per share of the Company’s common stock on the first trading day of the Offering Period, or (ii) 85% of the closing price per share on last trading day of each purchase date, which will occur on the last trading day of each Offering Period. Unless otherwise determined by the Administrator with respect to an Offering, the purchase price will be 100% of the closing stock price on the last trading day preceding the purchase date. On the Record Date, the closing price of the Company’s common stock was $31.20 per share.
We also may choose to issue matching shares with respect to shares purchased under the Employee Stock Purchase Plan for an Offering Period. In that event, on the relevant Employee Stock Purchase Plan purchase date, we will grant to each eligible employee in the Employee Stock Purchase Plan a number of shares with a fair market value equal to a percentage of the aggregate purchase price paid to exercise the employee’s right to purchase shares on such purchase date. Such matching percentage for each purchase period shall be established by the Administrator in an Offering Document.

The terms and conditions of each Offering Period will be set forth in an “Offering Document” adopted by the Administrator, in accordance with the terms of the Employee Stock Purchase Plan. An Offering Document shall specify the length of the Offering Period, the length of the purchase period(s) within the Offering Period, whether the offering for such Offering Period is intended to be a Section 423 Offering or a Non-Section 423 Offering, and such other provisions as the Administrator deems appropriate, subject to the Employee Stock Purchase Plan.
Upon exercise, a participant will purchase the number of shares that the participant’s accumulated payroll deductions and any other payments provided for in the Employee Stock Purchase Plan or the applicable Offering Document will buy at the purchase price, subject to the limitations described above. Unless otherwise determined by the Administrator, no fractional shares will be issued under the Employee Stock Purchase Plan, and any cash amount remaining in a participant’s account at the end of an Offering Period due to the inability to purchase a fractional share will be carried forward for the next Offering Period.
A participant may withdraw all of the payroll deductions credited to their account and not yet used to exercise their purchase rights under the Employee Stock Purchase Plan by giving notice to the Company no later than 14 days before the end of the then-applicable purchase period (or such other period as specified by the Administrator in the applicable Offering Document). Upon withdrawal, the participant will refund of all payroll deductions made to their account but not yet used to exercise purchase rights under the Employee Stock Purchase Plan as soon as reasonably practicable after the notice is received by the Company (but not later than 30 days after receiving such notice). If a participant withdraws from an offering, the participant may not later re-enroll in the same offering, but the participant may (if eligible) enroll in any later offering under the Employee Stock Purchase Plan. Unless otherwise provided in the applicable Offering Document, a participant may increase or decrease the rate of payroll withholding or suspend their payroll deductions entirely at any time during an Offering Period by submitting a new subscription agreement, with such change or suspension to be effective with the first full payroll period starting 14 days after the Company receives the new subscription agreement (unless otherwise specified by the Administrator in the applicable Offering Document).
A participant may not transfer any rights under the Employee Stock Purchase Plan other than by will or the laws of descent and distribution. During a participant’s lifetime, purchase rights under the Employee Stock Purchase Plan shall be exercisable only by the participant. Notwithstanding the foregoing, participants may be permitted to designate, in such manner as may be established by the Administrator, a beneficiary to receive any cash or common stock that may be payable to the participant under the Employee Stock Purchase Plan following the participant’s death.
Adjustments
In the event any stock split, dividend or other distribution, change in control, merger, dissolution, sale or other disposition of all or substantially all of the assets of the Company, sale or exchange of shares of the Company’s common stock or other securities, issuance of warrants or other rights to purchase shares of the Company’s common stock or other securities, or other similar corporate transaction, change in capitalization or event such that the Administrator deems an adjustment is appropriate, the Administrator shall make equitable adjustments to reflect such change with respect to (a) the aggregate number and types of shares that may be issued under the Employee Stock Purchase Plan, (b) the kind, class and number of shares and price per share subject to outstanding rights, and (c) the purchase price of any outstanding rights.
In the event of a transaction or event described above, or any unusual or nonrecurring transactions or events affecting the Company, its affiliates, or their financial statements, or changes in applicable law or accounting principles, the Administrator may take any of the following actions: (i) terminate any outstanding purchase right in exchange for cash or replace any outstanding purchase right with other rights or property as determined by the Administrator; (ii) determine that each outstanding purchase right will be assumed or an equivalent purchase right substituted by the successor corporation or the parent or subsidiary of the successor corporation; (iii) make adjustments in the number, kind and class or shares subject to outstanding purchase rights and/or in the terms and conditions of outstanding purchase rights or purchase rights that may be granted in the future; (iv) provide that participants’ accumulate payroll deductions be used to purchase shares prior to the next occurring purchase date on such date at the Administrator determines in its sole discretion and terminate the participants’ rights under the ongoing Offering Period(s); and (v) terminate all outstanding purchase rights without them being exercised.
Amendment and Termination
The Administrator may amend, suspend or terminate the Employee Stock Purchase Plan at any time; provided, however, that stockholder approval shall be required for any amendment that increases the aggregate number, or changes the type, of shares that may be sold pursuant to the Employee Stock Purchase Plan (other than an adjustment as described above), or as may otherwise be required under Section 423 of the Code with respect to Section 423 Offerings. Upon termination of the Employee Stock Purchase Plan, each participant shall be refunded the balance in their account as soon as practicable after such termination (but not later than 30 days thereafter), without any interest.
U.S. Federal Income Tax Consequences
The following is a general summary of certain United States federal income tax consequences related to the purchase of shares under the Employee Stock Purchase Plan. This summary deals with general federal income tax principles under currently applicable law and is provided only for general information. Other taxes, such as foreign, state, and local income taxes and federal employment taxes, are not discussed in this summary. In any event, this summary is not intended as tax advice to participants in the Employee Stock Purchase Plan, who should consult their own tax advisors regarding the tax consequences of participation in the Employee Stock Purchase Plan.
Tax Consequences Generally
Except as may be provided with respect to any Non-Section 423 Offering, the Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. The following is a general summary of tax consequences of participation in an offering under the Employee Stock Purchase Plan that is intended to qualify for treatment as an employee stock purchase plan within the meaning of Section 423 of the Code. For information regarding the U.S. federal income tax consequences of participation in a Non-Section 423 Offering under the Employee Stock Purchase Plan (if any), see “Tax Consequences of a Non-Section 423 Offering” below.
Under the applicable Code provisions for Section 423 employee stock purchase plans, no income will be taxable to a participant until the sale or other disposition of the shares purchased in a Section 423 Offering. This means that an employee will not recognize taxable income upon being granted a purchase right under the Employee Stock Purchase Plan or upon the purchase of shares. However, any shares acquired in a Section 423 Offering will be purchased using after-tax compensation (meaning that the participant will recognize as ordinary income an amount equal to any compensation withheld for purposes of purchasing shares in a Section 423 Offering). Upon a sale or disposition of shares purchased in a Section 423 Offering, the participant will be subject to tax in an amount that depends upon the length of time the shares are held by the participant prior to disposing of them.
If the shares acquired in a Section 423 Offering are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares (sometimes called a “qualifying disposition”), the participant (or the participant’s estate) generally will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price, or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. The Company will not be entitled to a federal income tax deduction for any compensation income recognized by the participant in a qualifying disposition. Any additional gain recognized by the participant in such a qualifying disposition will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold in a qualifying disposition for a price that is less than the purchase price, there is no ordinary income and the participating employee generally would have a long-term capital loss for the difference between the purchase price and the sale price.
If shares acquired in a Section 423 Offering are sold or otherwise disposed of before the expiration of the holding periods described above (sometimes called a “disqualifying disposition”) at a price that is more than the purchase price, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares on the date the participant purchased the shares in the Section 423 Offering over the purchase price; and (ii) the participant’s employer generally will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the participant (subject to any applicable limitations on such deductions). Any additional gain on such sale or disposition will be long-term or short-term capital gain, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of in a disqualifying disposition at a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date the participant purchased the shares in the Section 423 Offering over the purchase price (and the Company will generally be entitled to a corresponding deduction, subject to any applicable limitations on deductions), but the participant generally will have a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the purchase date. The deductibility of any losses realized by participants in a Section 423 Offering may be subject to limitations under applicable law.
Tax Consequences of a Non-Section 423 Offering
Any Non-Section 423 Offering that may be established under the Employee Stock Purchase Plan will not be intended to qualify as an “employee stock purchase plan” for purposes of Section 423 of the Code, and participants in a Non-Section 423 Offering therefore will not be eligible for the special tax treatment provided to other Employee Stock Purchase Plan participants as described above.
A participant who is subject to U.S. federal income tax and who elects to purchase shares of the Company’s common stock in a Non-Section 423 Offering generally will recognize as ordinary income at the time of purchase the amount of the purchase price discount attributable to the participant’s purchased shares. The Company’s matching shares are taxable ordinary income to the employee when those shares are issued on the purchase date. The fair market value of the matching shares are also subject to payroll taxes such as Social Security and all federal, state, and local income taxes. Any shares acquired in a Non-Section 423 Offering will be purchased using after-tax compensation (meaning that the participant also will recognize as ordinary income an amount equal to any compensation withheld for purposes of purchasing shares in a Non-Section 423 Offering). To the extent that a participant recognizes ordinary income in the circumstances described above, the participant’s employer generally may be entitled to a corresponding deduction (subject to any applicable limitations on such deductions).
Upon subsequent sale of shares of common stock purchased in a Non-Section 423 Offering by a participant who is subject to U.S. federal income tax, the difference between the sale price and the participant’s basis in the shares (generally, the fair market value on the date the shares were purchased) generally will be treated as a capital gain or loss, and will be long-term or short-term, depending on whether the shares are held for more than one year from the date the shares were purchased. The deductibility of any losses realized by participants in a Non-Section 423 Offering may be subject to limitations under applicable law.
New Plan Benefits
Participation in the Employee Stock Purchase Plan is voluntary and dependent on each eligible employee’s election to participate, as well as the level of payroll deductions elected by each participant. As a result, future benefits under the Employee Stock Purchase Plan cannot be determined at this time.
Registration with the SEC
Promptly following the approval of the Employee Stock Purchase Plan by our stockholders, the Company intends to file a Registration Statement on Form S-8 with the SEC relating to the shares of the Company’s common stock reserved for issuance under the Employee Stock Purchase Plan.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.
FORM 10-K
We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Cadre Holdings, Inc., 13386 Industrial Pkwy, Jacksonville, FL 32218, Attention: Secretary.
HOW TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING
Q. How may I participate in the virtual-only Meeting?
A. To participate in the virtual-only Meeting, go to https://web.lumiconnect.com/292324971.
If you are a stockholder of record as of April 14, 2025, the Record Date for the Meeting, you should enter your name, email address and control number and press enter. You will be then allowed into the virtual meeting portal.
If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual-only Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Equiniti Trust Co., LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Co., LLC, Attn: Proxy Tabulation Department, 55 Challenger Road, Floor 2 Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Co., LLC no later than 5:00 p.m. Eastern time on May 22, 2025.
Q. May I revoke a previously submitted proxy or otherwise change my vote at the virtual-only Meeting?
A. Yes. You may change or revoke your vote by writing to us, by submitting another properly signed Proxy Card with a more recent date, or by voting again by Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual- only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and FOR the approval and adoption of the ESPP (Proposal 3).
Q. How do I vote at the virtual-only Meeting?
A. If you are a stockholder of record as of April 14, 2025, the Record Date for the Meeting, you may vote during the virtual-only Meeting by (a) visiting https://web.lumiconnect.com/292324971 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.
If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker or other nominee and register with Equiniti Trust Co., LLC as described above in order for you to participate in the virtual-only Meeting. You then may vote by following the instructions provided to you by Equiniti Trust Co., LLC.

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://web.lumiconnect.com/292324971 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self- addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.
Following the virtual-only Meeting, stockholders participating in the virtual-only Meeting will have the opportunity to submit questions to the Company’s management.
Q. Who can help answer any other questions I might have?
A. If you have any questions concerning the virtual-only Meeting (including accessing the Meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of Cadre common stock, please contact our transfer agent:
Equiniti Trust Co., LLC
55 Challenger Road, Floor 2
Ridgefield Park, NJ 07660
Phone number: 1-800-937-5449
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR 2026 ANNUAL MEETING
Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2026 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices by December 25, 2025 (or, if the 2026 Annual Meeting of Stockholders is called for a date not within 30 calendar days before or after May 30, 2026, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Cadre Holdings, Inc., 13386 Industrial Pkwy, Jacksonville, FL 32218 and must include the information and representations that are set out in Exchange Act Rule 14a-8.
Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.
We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2026 Annual Meeting of Stockholders (a) not less than ninety (90) days nor more than one hundred twenty (120) days prior to May 30, 2026, if our 2025 Annual Meeting of Stockholders is held within thirty (30) days before or after May 30, 2026; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2025 Annual Meeting of Stockholders is not held within thirty (30) days before or after May 30, 2026. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.
If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.
FOR THE BOARD OF DIRECTORS
Gray Hudkins,
Secretary

Annex A
CADRE HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE
The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Entities in acquiring a stock ownership interest in the Company.
The Plan permits two types of Offerings: a Section 423 Offering and a Non-Section 423 Offering. It is the intention of the Company to have each Section 423 Offering qualify as an “employee stock purchase plan” under Section 423 of the Code and to have each Non-Section 423 Offering be exempt from the requirements of Section 409A of the Code. The provisions of the Plan with respect to any Section 423 Offering shall, accordingly, be construed and administered consistently with that intention. Except as otherwise provided in the Plan or determined by the Administrator, each Non-Section 423 Offering will operate and be administered in the same manner as any Section 423 Offering.
For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate and whether the Offering is a Section 423 Offering or a Non-Section 423 Offering. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
2.1   “Administrator” means the entity, group or person that conducts the general administration of the Plan as provided in Article XI.
2.2   “Affiliate” means any Person, other than a Subsidiary, whether or not such Person now exists or is hereafter organized or acquired by the Company or an Affiliate, directly or indirectly, controlling, controlled by or under common control with the Company, whether by management authority, contract, equity interest or otherwise. “Control,” “Person” and other correlative terms will have the meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.
2.3   “Applicable Law” means the requirements relating to the administration of equity incentive plans or employee stock purchase plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted or exercised.
2.4   “Board” means the Board of Directors of the Company.
2.5   “Cashless Participation Agreement” means a cashless participation agreement in such form as may be adopted or amended by the Administrator from time to time.
2.6   “Cashless Participation Amount” means a loan provided by the Cashless Participation Provider to the Participant, pursuant to the Cashless Participation Agreement.
2.7   “Cashless Participation Program” means the program described in Section 6.2.
2.8   “Cashless Participation Program Documents” means the Cashless Participation Agreement, the Irrevocable Contract, and such other documents required for participation in the Cashless Participation Program.

2.9   “Cashless Participation Provider” means the party identified in the Cashless Participation Agreement.
2.10   “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.11   “Common Stock” means the common stock, par value $0.0001 per share, of the Company and such other securities of the Company that may be substituted therefor.
2.12   “Company” means Cadre Holdings, Inc., a Delaware corporation, or any successor.
2.13   “Company’s 401(k) Savings Plan” means any cash or deferred plan within the meaning of Section 401(k) of the Code as may be sponsored by the Company and/or any Designated Entity.
2.14   “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator with respect to an Offering, as set forth in the Offering Documents, the gross cash compensation paid by the Company or any Designated Entity to such Eligible Employee as compensation for services to the Company or Designated Entity, including any commissions, cash incentive compensation, bonuses, prior-week adjustments, overtime payments, and cash compensation paid by the Company or Designated Entity in respect of periods of absence from work, and excluding any statutory disability pay and disability benefits, education or tuition reimbursements, car expenses, travel expenses, business and moving reimbursements, income received in connection with any compensatory equity awards, gifts and awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Entity for the Employee’s benefit under any employee benefit plan now or hereafter established. Compensation will not be reduced for any pre-tax or Roth post-tax contributions to the Company’s 401(k) Savings Plan, any salary reduction contributions to a cafeteria plan under section 125 of the Code, any elective amounts that are not includible in gross income under Code section 132(f)(4), and any contributions of such Eligible Employee to any deferred compensation maintained by the Company or any Designated Entity.
2.15   “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
2.16   “Designated Entity” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in an Offering under the Plan. For purposes of any Section 423 Offering, only the Company and its Subsidiaries may be Designated Entities, provided that a Subsidiary that is a Designated Entity under a Section 423 Offering may not simultaneously be a Designated Entity under a Non-Section 423 Offering. An Affiliate and/or Subsidiary will be designated by the Administrator in accordance with Section 11.2(b).
2.17   “Effective Date” means April 16, 2025, which is the date the Board approved the Plan.
2.18   “Eligible Employee” means an Employee of the Company or a Designated Entity. Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (b) such Employee has not met a service or other eligibility requirements designated by the Administrator (which must in all events be less than two years); (c) such Employee’s customary employment is for twenty hours per week or less; (d) such Employee’s customary employment is for five months or less in any calendar year; (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion;, and/or (f) for a Non-Section 423 Offering, such Employee is within the definition of another category of excluded Employees as determined by the Administrator and set forth in the Offering Document; provided, that any exclusion in clauses (a), (b), (c), (d), or (e) shall be applied in an identical manner within any Offering for an Offering Period to all Employees. No Employee will be eligible for any Section 423 Offering if, immediately after any purchase rights under such Section 423 Offering are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Designated Entity. For purposes of this Section 2.18, the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding purchase rights under any Offering and options will be treated as stock owned by such Employee.
2.19   “Employee” means, unless otherwise determined by the Administrator with respect to an Offering, any individual who renders services to the Company or any Designated Entity and is classified by the Company or any Designated Entity as an employee, and who is an employee of the Company or any Designated Entity within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Entity and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period. For purposes of clarity, except to the extent required by Section 423 of the Code with respect to a Section 423 Offering, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Entity, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Entity who has entered into an independent contractor or consultant agreement with the Company or a Designated Entity; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Entity enters into for services; (v) any individual classified by the Company or a Designated Entity as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. For purposes of any Section 423 Offering, no individual shall be an Employee unless such individual is an employee of the Company or any Designated Entity within the meaning of Section 423 of the Code.
2.20   “Enrollment Date” means, with respect to an Offering Period, the first Trading Day of such Offering Period.
2.21   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.22   “Irrevocable Contract” means an irrevocable enforceable contract in such form as may be adopted or amended by the Committee from time to time.
2.23   “Fair Market Value” means, as of any date, the value of Shares determined as follows: (a) if the Shares are listed on any established stock exchange, their Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, their Fair Market Value will be the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Shares, the Administrator will determine the Shares’ Fair Market Value in its discretion.
2.24   “Matching Percentage” has the meaning given to such term in Section 6.4.
2.25   “Matching Shares” has the meaning given to such term in Section 6.4.
2.26   “Non-Section 423 Offering” means an Offering under the component of the Plan that is not intended to qualify as an “employee stock purchase plan” under Code Section 423.
2.27   “Offering” means an offer by the Company under the Plan to Eligible Employees of the Company or a Designated Entity of a right to purchase Shares that may be exercised during an Offering Period, as further described in Article IV hereof.

2.28   “Offering Document” has the meaning given to such term in Section 4.1.
2.29   “Offering Period” has the meaning given to such term in Section 4.1.
2.30   “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.31   “Participant” means any Eligible Employee who been granted rights to purchase Shares pursuant to the Plan for the applicable Offering Period.
2.32   “Plan” means this Cadre Holdings, Inc. Employee Stock Purchase Plan, as amended from time to time.
2.33   “Purchase Date” means the last Trading Day of each Purchase Period, or such other date as determined by the Administrator and set forth in the Offering Document.
2.34   “Purchase Period” shall refer to one or more specified periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, if no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.35   “Purchase Price” means, unless otherwise determined by the Administrator with respect to an Offering, as set forth in the Offering Documents, 100% of the Fair Market Value of a Share on the last Trading Day preceding the Purchase Date; provided, however, that a Purchase Price as determined by the Administrator for an Offering shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower.
2.36   “Section 423 Offering” means an Offering under the component of the Plan that is intended to qualify as an “employee stock purchase plan” under Code Section 423. For purposes of Section 423 Offerings, the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.
2.37   “Securities Act” means the U.S. Securities Act of 1933, as amended.
2.38   “Share” means a share of Common Stock.
2.39   “Subsidiary” means any corporation, other than the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. For purposes of any Section 423 Offering, an entity shall be a Subsidiary only if such entity is a subsidiary within the meaning of Treasury Regulation Section 1.424-1(f)(2).
2.40   “Trading Day” means a day on which the national stock exchange in the United States on which the Shares are traded is open for trading.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.   Subject to Article VIII, the aggregate number of Shares that may be issued or transferred pursuant to rights granted under the Plan shall be 1,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

3.2   Shares Distributed.   Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.
ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1   Offering Periods.   The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions specified in 4.2 applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator from time to time, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan. The Administrator may establish in each Offering Document one or more Purchase Periods within such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.
4.2   Offering Documents.   Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)   the length of the Offering Period, which period shall not exceed twenty-seven months;
(b)   the length of the Purchase Period(s) within the Offering Period, which period(s) shall not exceed twelve months;
(c)   the maximum contribution any Eligible Employee may make during a Purchase Period of a Non-Section 423 Offering shall be $7,500 in the absence of a contrary designation by the Administrator;
(d)   in connection with each Section 423 Offering that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period (if applicable), which, in the absence of a contrary designation by the Administrator, shall be 750 Shares, subject to the limitations described in Section 5.5 below;
(e)   in connection with each Section 423 Offering that does not contain more than one Purchase Period, the maximum number of Shares that may be purchased by any Eligible Employee during such Section 423 Offering, in the absence of a contrary designation by the Administrator, shall be 1,500 Shares, subject to the limitations described in Section 5.5 below;
(f)   that each Purchase Period within an Offering Period must have an Enrollment Date that is the first Trading Day of the Offering Period;
(g)   whether the Offering for such Offering Period is intended to be a Section 423 Offering or a Non-Section 423 Offering; and
(h)   such other provisions as the Administrator determines are appropriate, subject to the Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1   Eligibility.   Any Eligible Employee who shall be employed by the Company or a Designated Entity on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, with respect to Section 423 Offerings, the limitations imposed by Section 423(b) of the Code.
5.2   Enrollment in Plan.
(a)   Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement (and Cashless Participation Program Documents if applicable) to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form, and in accordance with such procedure, as the Company provides.
(b)   Each subscription agreement shall designate a whole percentage or a fixed dollar amount, as designated by the Administrator, of such Eligible Employee’s Compensation to be withheld from the Eligible Employee’s Compensation by the Company or the Designated Entity employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which maximum percentage shall be 10% in the absence of any such designation) as payroll deductions; and the fixed dollar amount of Compensation designated by an Eligible Employee may not be more than the maximum dollar amount specified by the Administrator in the applicable Offering Document; provided that, in no event shall the actual amount withheld on any payday hereunder exceed the net amount payable to the Eligible Employee on such payday after taxes and any other applicable deductions therefrom (and if amounts to be withheld hereunder would otherwise result in a negative payment to the Eligible Employee on such payday, the amount to be withheld hereunder shall instead be reduced by the least amount necessary to avoid a negative payment amount for the Eligible Employee on such payday, as determined by the Administrator). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c)   Unless otherwise provided in the terms of an Offering Document, a Participant may increase or decrease the percentage or fixed amount of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions entirely, in any case, at any time during an Offering Period; provided, however, that the Administrator may limit or eliminate the type or number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, and unless provided otherwise in the Offering Document, a Participant shall be allowed to decrease (but not increase) or suspend his or her payroll deduction elections entirely, in either case, once during each Purchase Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period starting fourteen (14) days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). If a Participant suspends his or her payroll deductions during an Offering Period, such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date. For clarity, if a Participant who suspends participation in an Offering Period ceases to be an Eligible Employee or he or she withdraws from participation in such Offering Period, in either case, prior to the Purchase Date next following his or her suspension of participation in the Offering Period, in any case, such Participant’s cumulative unapplied payroll deductions shall be returned to him or her in accordance with Article VII.
(d)   Except as otherwise set forth in herein or in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3   Payroll Deductions.   Except as otherwise provided herein or in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payday in the Offering Period and shall end on the last payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Each Participant’s payroll deductions under this Article V will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company and/or Designated Entity for the purpose of purchasing Shares pursuant to Article VI. Amounts credited to such bookkeeping account will not be credited with any interest or other earnings adjustments.
5.4   Effect of Enrollment.   A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the

Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan, except as otherwise set forth in Section 7.1 below.
5.5   Limitation on Purchase of Shares.   An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. For purposes of Section 423 Offerings, this limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6   Suspension of Payroll Deductions.   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date (but no later than thirty (30) days thereafter).
5.7   Leave of Absence.   During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to the Participant’s authorized payroll deduction, notwithstanding Section 5.2(d) above.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1   Grant of Rights.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier or (i) the last Purchase Date of an Offering Period, (ii) the last day of the Offering Period, or (iii) the date on which the Participant withdraws from the Plan in accordance with Section 7.1 or Section 7.3.
6.2   Cashless Participation Program.   If the Company determines that a Cashless Participation Program will be offered for an Offering Period, an Eligible Employee may become a participant in the Cashless Participation Program by completing and submitting to the Company, the Administrator, or the Cashless Participation Provider, the Cashless Participation Program Documents, which shall contain terms and conditions of the Eligible Employee’s participation in the Cashless Participation Program, including, without limitation, the level of participation, sale price, loan terms, interest and repayment provisions. Such Cashless Participation Program Documents shall be delivered to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company, the Administrator, or the Cashless Participation Provider provides. The aggregate outstanding principal amount of any loan to a Participant under the Cashless Participation Program will be equal to the difference between the Participant’s selected payroll contribution rate pursuant to Section 5.2 and the maximum allowable contribution rate under the Plan for such Offering Period pursuant to Section 4.2, but not in excess of any loan limit imposed by the Administrator. Participation in the Cashless Participation Program is available to all Eligible Employees other than employees who are subject to the disclosure requirements of Section 16(a) of the Exchange Act, unless prohibited by Applicable Law or unless the Administrator determines otherwise in accordance with Applicable Law. A Participant must contribute a minimum of one percent (1%) of Compensation (or such higher amount as the Administrator may specify) to be able to participate in the Cashless Participation Program.

6.3   Exercise of Rights.   On each Purchase Date, the accumulated payroll deductions in each Participant’s account and any other additional payments specifically provided for herein (including proceeds from the Cashless Participation Program) or in the applicable Offering Document will be applied to the purchase of whole Shares, up to the number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to the Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period, unless the Participant has suspended payroll deductions, withdrawn form the Plan or is otherwise ineligible to participate in the Plan, in which case such cash shall be paid to such Participant in one lump sum as soon as reasonably practicable after the Purchase Date (but no later than thirty (30) days thereafter). Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.4   Company Match.   The Administrator may determine that on a Purchase Date, subject to the Participant being an Eligible Employee on such Purchase Date, the Company shall grant to each Participant a number of Shares with a Fair Market Value on the Purchase Date equal to a percentage (the “Matching Percentage”) of the aggregate Purchase Price paid to exercise the Participant’s right to purchase Shares on such Purchase Date (the “Matching Shares”). The Matching Percentage for each Purchase Period shall be fifteen percent (15%) or such lower or higher percentage, not to exceed twenty-five percent (25%), as the Administrator may specify in an Offering Document at least ten (10) days prior to the Enrollment Date of the first Offering Period governed by such Offering Document. Unless the Administrator determines otherwise in an Offering Document, the number of Matching Shares shall be rounded down to the nearest whole Shares, and any amount attributable to fractional Shares eliminated by rounding will be forfeited. The Matching Shares shall be deemed issued in consideration for the Participant’s services to the Company and its Subsidiaries during the Purchase Period.
6.5   Pro Rata Allocation of Shares.   If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.
6.6   Withholding.   At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s (or a Designated Entity’s) obligation to withhold, collect or account for federal, state, local, foreign or other income taxes, employment taxes, social insurance, payroll taxes, national insurance contributions and other contributions, payment on account obligations or other amounts (the “Taxes”), if any, that arise upon the grant or exercise of any purchase right under the Plan or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares to be received pursuant to the Plan the amount necessary for the Company (or a Designated Entity) to meet applicable obligations with respect to Taxes, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant, if applicable.

6.7   Conditions to Issuance of Shares.   The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of purchase rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold with respect to Taxes, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
6.6   Vesting.   A Participant’s interest in the Shares purchased under the Plan shall be immediately vested and nonforfeitable in full upon issuance.
ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1   Withdrawal.   A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her purchase rights under the Plan at any time by giving written notice to the Company in a form and in accordance with a procedure acceptable to the Company no later than fourteen (14) days prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise purchase rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal (but no later than forty-five (45) days following receipt of such notice), such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period (including by virtue of a suspension as described in Section 5.2(c) above), payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.
7.2   Future Participation.   A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Entity or in any subsequent Offering Period that commences on or after the Participant’s withdrawal from any Offering Period, subject to the terms of such similar plan or subsequent Offering.
7.3   Cessation of Eligibility.   Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, as soon as reasonably practicable (but no later than thirty days following such Participant’s cessation as an Eligible Employee), and such Participant’s rights for the Offering Period shall be automatically terminated. For clarity, if a Participant transfers employment from the Company or any Designated Entity participating in the Plan to any Subsidiary that is not participating in the Plan or otherwise becomes ineligible to participate, then, in any case, such transfer or ineligibility shall be treated as a termination of employment under the Plan and the Participant shall be deemed to have withdrawn from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, as soon as reasonably practicable (but no later than thirty days following such Participant’s transfer of employment), and such Participant’s participation in the Offering Period shall be automatically terminated.

ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN SHARES
8.1   Changes in Capitalization.   Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), stock split, change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the kind, class and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2   Other Adjustments.   Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)   To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)   To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)   To make adjustments in the number, kind and class of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(d)   To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e)   To provide that all outstanding rights shall terminate without being exercised.
8.3   No Adjustment Under Certain Circumstances.   Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of applicable law.
8.4   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the

Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1   Amendment, Modification and Termination.   The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or as may otherwise be required under Section 423 of the Code with respect to Section 423 Offerings or as may otherwise be required by applicable stock exchange requirements.
9.2   Certain Changes to Plan.   Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and to the extent permitted by applicable law, including, with respect to a Section 423 Offering, Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.3   Actions In the Event of Unfavorable Financial Accounting Consequences.   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)   altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)   shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action;
(c)   allocating Shares; and
(d)   such other changes and modifications as deemed necessary or appropriate by the Administrator.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4   Payments Upon Termination of Plan.   Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination (but no later than 30 days thereafter), without any interest thereon, or if the Administrator so determines, the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X.
TERM OF PLAN
The Plan become effective on the Effective Date, subject to approval by the shareholders of the Company, which date shall be within the twelve months after the date the Plan is approved by the Board. The Plan shall continue until the first to occur of (i) the date the Plan is terminated by the Administrator in accordance with Section 9.1, (ii) no remaining Shares remain available for purchase, or (iii) ten (10) years from the date of adoption by the Board. The effectiveness of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
ARTICLE XI.
ADMINISTRATION
11.1   Administrator.   Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or any other committee or subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Compensation Committee or any other committee or subcommittee any other authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
11.2   Authority of Administrator.   The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a)   To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)   To designate from time to time which Affiliates or Subsidiaries of the Company shall be Designated Entities, which designation may be made without the approval of the stockholders of the Company.
(c)   To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.
(d)   To adopt rules, procedures or sub-plans or different terms as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from purchase rights granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.
(e)   To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(f)   To amend, suspend or terminate the Plan as provided in Article IX.
(g)   Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the component of the Plan relating to Section 423 Offerings be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.3   Decisions Binding.   The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.4   Corrections and Administrative Procedures.   Notwithstanding anything in the Plan to the contrary, the Board or the Administrator will be entitled to: (i) permit payroll deductions in excess of the amount designated by a Participant in order to adjust for mistakes in the processing of properly completed payroll reduction elections; (ii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iii) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any Offering to enable the purchase rights to qualify under and/or comply with Section 423 of the Code; and (iv) establish other limitations or procedures as the Board or the Administrator determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board or the Administrator pursuant to this Section 11.4 will not be considered to alter or impair any purchase rights granted under an Offering as they are part of the initial terms of each Offering and the purchase rights granted under each Offering.
ARTICLE XII.
MISCELLANEOUS
12.1   Restriction upon Assignment.   A right granted under the Plan shall not be transferable other than by will or the Applicable Law of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except in the case of a Participant’s death, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2   Rights as a Stockholder.   With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3   Interest.   No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.4   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.5   Equal Rights and Privileges.   Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under any particular Offering under the Plan, to the extent necessary for any Section 423 Offering to comply with Section 423 of the Code, and for any Section 423 Offering or Non- Section 423 Offering to comply with Applicable Law. With respect to Section 423 Offerings, any provision of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
12.6   Use of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.7   Reports.   Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.8   No Employment Rights.   Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service (or to remain in the employ or service) with the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.9   Notice of Disposition of Shares.   This Section 12.9 shall apply only to Shares purchased pursuant to Section 423 Offerings. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. At the Company’s request, Participants will be required to provide the Company with any information reasonably required for tax reporting purposes.
12.10   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
12.11   Severability.   If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
12.12   Titles and Headings.   The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
12.13   Conformity to Securities Laws.   Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Law. To the extent Applicable Law permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Law.
12.14   Relationship to Other Benefits.   No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
12.15   Governing Law.   The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
12.16   Electronic Forms.   To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.
12.18   Section 409A.   The Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom. Notwithstanding any other provision of the Plan, none of the Company or any of its Parents or Subsidiaries, or any of their officers, directors, employees or agents, including the Administrator, shall be liable to any Eligible Employee, Participant or Designated Beneficiary if the Plan does not comply with, or is not exempt from, Section 409A of the Code.
12.19   Plan Not Subject to ERISA.   The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
12.20   No Guarantee of Tax Treatment.   Although the Company may endeavor to qualify a purchase right under the Plan for special tax treatment under the laws of the United States or jurisdictions outside the United States, or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.
* * * * *

EXHIBIT FOR PARTICIPANTS OUTSIDE THE UNITED STATES
This Exhibit sets forth additional terms and conditions applicable to Participants who work or reside outside the United States. These terms and conditions govern a Participant’s participation in the Cadre Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) and form part of the Plan enrollment form. Capitalized terms not defined herein shall have the meanings set forth in the Plan and/or the Offering Documents. By participating in the Plan, a Participant agrees to the terms and conditions of this Exhibit, the enrollment form, and the Plan.
This Exhibit is based on laws in effect as of April 2025. Such laws are complex, change frequently, and may be out of date when a Participant purchases or sells Shares. The Company is not in a position to assure any particular result, and Participants should seek appropriate professional advice regarding their individual situations before taking action under the Plan.
ADDITIONAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS
Securities Law Notice.   Unless otherwise noted, neither the Company nor the Shares are registered outside the United States, and Plan documents do not constitute an offering of securities outside the United States. The issuance of securities described in Plan-related documents is not intended for public offering or circulation in a Participant’s jurisdiction.
Foreign Exchange Restrictions.   Unless otherwise permitted by the Company, any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require a Participant to provide certain information regarding the transaction. Participants understand that the future value of the Shares is unknown and may decrease in value, even below the Purchase Price. Neither the Company nor any Designated Entity is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection of an applicable foreign currency exchange rate that may affect the value of a Participant’s Plan participation.
Conversion of Payroll Deductions.   If a Participant’s payroll deductions are made in any currency other than US dollars, such amounts will be converted to US dollars prior to the Purchase Date using a prevailing exchange rate in effect at the time of conversion, as determined by the Administrator. The Participant bears all risks associated with the exchange or fluctuation of currency in connection with Plan participation, including the purchase and sale of Shares (the “Currency Exchange Risk”). The Participant waives and releases the Company from any potential claims arising out of the Currency Exchange Risk.
Tax Obligations.   A Participant’s participation in the Plan may be subject to Taxes that may arise upon the offer of purchase rights; the purchase, ownership or disposition of Shares; the receipt of dividends (if any); or otherwise in connection with the Plan or the Shares. As a condition to enrollment in the Plan and the purchase of Shares, the Participant agrees to make adequate provision for, and indemnify the Company and any Designated Entity for, any such Taxes, whether by withholding (from payroll or any payment of any kind otherwise due to the Participant), direct payment to the Company, or otherwise as determined by the Company in its discretion.
Regardless of any action the Company or any Designated Entity takes with respect to any Taxes, the Participant acknowledges that the ultimate liability for all Taxes is and remains the Participant’s responsibility and may exceed any amount actually withheld by the Company or any Designated Entity. The Participant also acknowledges and agrees that the Participant is responsible for filing all relevant documentation required in relation to Plan participation and any Shares purchased, including personal income tax returns or reporting statements. The Company makes no representations regarding tax treatment and does not commit to structure the Plan to reduce or eliminate a Participant’s tax liability.
Data Privacy.   Each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data (“Personal Data”) by and among the Company, any Designated Entity, and third parties as necessary for implementing, administering, and managing the Participant’s participation in the Plan.

Personal Data may include the Participant’s name, home address, email address, telephone number, date of birth, social insurance or identification number, salary, nationality, job title, any Shares held in the Company, and details of all purchase rights or any other entitlements to Shares. A Participant’s Personal Data may be transferred to brokers, stock plan administrators, and other service providers that assist with the implementation, administration, and management of the Plan.
Participants understand that these recipients may be located in countries with different data privacy laws and protections than the Participant’s country. By participating in the Plan, the Participant authorizes the recipients to receive, possess, use, retain, and transfer Personal Data, in electronic or other form, for Plan administration purposes.
Communications.   The Company may deliver documents related to current or future participation in the Plan electronically. By enrolling in the Plan, a Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online system established and maintained by the Company or a third party, including the use of electronic signatures or click-through acceptance of terms and conditions. If a Participant receives Plan documents in a language other than English, the English language documents will prevail in case of any ambiguities or divergences resulting from translation.
No Acquired Rights.   The Plan is discretionary in nature and may be modified, suspended, or terminated at any time. Participation is voluntary, and the Plan and Shares do not constitute regular compensation or create any right to future participation. The Plan and Shares are extraordinary items outside the scope of employment contracts and not part of normal compensation for any purpose, including severance calculations.
Other Requirements.   The Company retains sole discretion to determine when to undertake regulatory registrations, filings, or other administrative steps for legal compliance. The Company may impose additional requirements on Plan participation as necessary to comply with applicable laws. Each Participant may be required to sign additional agreements or undertakings and acknowledges that local securities, exchange control, tax, and other laws may restrict participation or require additional procedural or regulatory steps that the Participant is responsible for fulfilling. If a Participant becomes subject to the laws or policies of another jurisdiction, additional country-specific terms may apply.
COUNTRY-SPECIFIC PROVISIONS
CANADA
Language Consent for Quebec Participants.   Participants in Quebec agree to receive Plan documents in English. Je conviens que le présent accord de quittance soit rédigé en anglais. French translations are available upon request.
Sale of Shares.   Canadian Participants may sell Shares only through the designated broker and outside of Canada through a foreign stock exchange.
Securities Law Information.   Shares acquired under the Plan are offered pursuant to exemptions from the prospectus requirements of applicable Canadian provincial securities laws. Resale restrictions may apply under provincial securities laws.

FRANCE
Securities Law Information.   The Plan is offered to Participants in France in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.
Language Consent.   By participating in the Plan, the Participant confirms having read and understood the Plan documents, which were provided in English. The Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue.   En participant au Plan, le Participant confirme avoir lu et compris les documents relatifs au Plan qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

GERMANY
Securities Law Information.   The Plan is offered to Participants in Germany in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.
Exchange Control Information.   Cross-border payments in excess of €50,000 in connection with the sale of securities must be reported monthly to the German Federal Bank (Bundesbank).

ITALY	Securities Law Information. The Plan is offered to Participants in Italy in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.
LITHUANIA	Securities Law Information. The Plan is offered to Participants in Lithuania in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.
MEXICO	There are no country-specific provisions.
UNITED KINGDOM	Securities Law Information. The Plan is offered to Participants in the United Kingdom in reliance on an exemption from the requirement to publish a prospectus under the UK Prospectus Regulation.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; O Deborah A. DeCotis O Gianmaria C. Delzanno O Warren B. Kanders O William Quigley O Hamish Norton 2. To ratify the appointment of KPMG LLP as Cadre Holdings, Inc.’s independent registered public accounting firm for the year ending December 31, 2025: 3. To approve and adopt the Cadre Holdings, Inc. Employee Stock Purchase Plan; and 4. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1; AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20530300000000000000 1 053025 ANNUAL MEETING OF STOCKHOLDERS OF CADRE HOLDINGS, INC. May 30, 2025 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.cadre-holdings.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1; AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20530300000000000000 1 053025 COMPANY NUMBER ACCOUNT NUMBER ANNUAL MEETING OF STOCKHOLDERS OF CADRE HOLDINGS, INC. May 30, 2025 O Deborah A. DeCotis O Gianmaria C. Delzanno O Warren B. Kanders O William Quigley O Hamish Norton FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.cadre-holdings.com INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/292324971, enter the password cadre2025 (the password is case sensitive), and enter the control number found on this Proxy Card. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 1. To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; 2. To ratify the appointment of KPMG LLP as Cadre Holdings, Inc.’s independent registered public accounting firm for the year ending December 31, 2025: 3. To approve and adopt the Cadre Holdings, Inc. Employee Stock Purchase Plan; and 4. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 14475 CADRE HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Warren B. Kanders and Gianmaria C. Delzanno as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Cadre Holdings, Inc. held of record by the undersigned on April 14, 2025 at the Annual Meeting of Stockholders to be held in a virtual-only meeting format via live webcast at https://web.lumiconnect.com/292324971, on May 30, 2025, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof and hereby revokes all earlier proxies of the undersigned. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained on page 45 of Cadre Holdings, Inc.’s Proxy Statement available at www.cadre-holdings.com. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2 AND PROPOSAL 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. (Continued and to be signed on 1.1 the reverse side)